                                 Exhibit 10.22


                                CREDIT AGREEMENT

                                      among

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                                   as Borrower

                                  BANK ONE, NA,
                             as Administrative Agent

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                        DRESDNER BANK AG, NEW YORK BRANCH

                            AND GRAND CAYMAN BRANCH,
                             as Documentation Agent

                                       and

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                  $300,000,000

                                      As of

                                  May 23, 2000

                         BANC ONE CAPITAL MARKETS, INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                    as Joint Lead Arrangers and Book Managers

                                TABLE OF CONTENTS

                                                                            Page

SECTION  1        DEFINITIONS AND TERMS......................................1
         1.1      Definitions................................................1
         1.2      Time References...........................................17
         1.3      Other References..........................................17
         1.4      Accounting Principles.....................................17

SECTION  2        COMMITMENT................................................18
         2.1      Revolving Facility........................................18
         2.2      Swing Line Subfacility....................................18
         2.3      Borrowing Procedure.......................................20
         2.4      Termination...............................................20

SECTION  3        TERMS OF PAYMENT..........................................21
         3.1      Notes and Payments........................................21
         3.2      Interest and Principal Payments...........................21
                  (a)      Interest Payments................................21
                  (b)      Principal Payments...............................21
                  (c)      Voluntary Prepayment.............................21
         3.3      Interest Options..........................................22
         3.4      Quotation of Rates........................................22
         3.5      Default Rate..............................................22
         3.6      Interest Recapture........................................22
         3.7      Interest Calculations.....................................22
         3.8      Maximum Rate..............................................23
         3.9      Interest Periods..........................................23
         3.10     Conversions and Continuations.............................23
         3.11     Order of Application......................................24
         3.12     Sharing of Payments, Etc..................................24
         3.13     Booking Borrowings........................................24
         3.14     Basis Unavailable or Inadequate for the Eurodollar Rate...25
         3.15     Additional Costs..........................................25
         3.16     Change in Governmental Requirement........................26
         3.17     Funding Loss..............................................26
         3.18     Foreign Lenders...........................................27
         3.19     Fees......................................................27
                  (a)      Treatment of Fees................................27
                  (b)      Agent Fees.......................................27
                  (c)      Commitment Fees..................................27
         3.20     Option to Replace Lenders.................................28

SECTION  4        UNENCUMBERED PROPERTIES; GUARANTIES.......................28
         4.1      Unencumbered Properties...................................28
         4.2      Negative Pledge Agreements................................29
         4.3      Guaranties................................................29
         4.4      Unencumbered Properties Held by Consolidated Affiliates...30
         4.5      Minimum Unencumbered Property Value.......................31

SECTION  5        CONDITIONS PRECEDENT......................................31
         5.1      Conditions to Initial Borrowing...........................31
         5.2      Conditions to all Borrowings..............................32
         5.3      Conditions................................................33

SECTION  6        REPRESENTATIONS AND WARRANTIES............................33
         6.1      Purpose of Credit Facility................................33
         6.2      Existence, Good Standing, Authority and Compliance........33
         6.3      Affiliates................................................33
         6.4      Authorization and Contravention...........................33
         6.5      Binding Effect............................................34
         6.6      Financial Statements; Fiscal Year.........................34
         6.7      Litigation................................................34
         6.8      Taxes.....................................................34
         6.9      Environmental Matters.....................................35
         6.10     Employee Plans............................................35
         6.11     Properties; Liens.........................................35
         6.12     Locations.................................................35
         6.13     Government Regulations....................................35
         6.14     Transactions with Affiliates..............................35
         6.15     Insurance.................................................35
         6.16     Labor Matters.............................................36
         6.17     Solvency..................................................36
         6.18     Full Disclosure...........................................36
         6.19     Exemption from ERISA; Plan Assets.........................36

SECTION  7        AFFIRMATIVE COVENANTS.....................................36
         7.1      Items to be Furnished.....................................36
         7.2      Use of Proceeds...........................................37
         7.3      Books and Records.........................................38
         7.4      Inspections...............................................38
         7.5      Taxes.....................................................38
         7.6      Payment of Obligations....................................38
         7.7      Expenses..................................................38
         7.8      Maintenance of Existence, Assets, and Business............38
         7.9      Insurance.................................................38
         7.10     Preservation and Protection of Rights.....................39
         7.11     Environmental Laws........................................39
         7.12     Indemnification...........................................39
         7.13     REIT Status...............................................40
         7.14     ERISA Exemptions..........................................40
         7.15     Listed Company............................................40

SECTION  8        NEGATIVE COVENANTS........................................40
         8.1      Payment of Obligations....................................40
         8.2      Employee Plans............................................40
         8.3      Transactions with Affiliates..............................40
         8.4      Compliance with Governmental Requirements and Documents...41
         8.5      Loans, Advances, and Investments..........................41

         8.6      Distributions and Redemptions.............................41
         8.7      Sale of Assets............................................42
         8.8      Mergers and Dissolutions..................................42
         8.9      Assignment................................................42
         8.10     Fiscal Year and Accounting Methods........................42
         8.11     New Businesses............................................42
         8.12     Government Regulations....................................42
         8.13     Amendment of Constituent Documents........................42

SECTION  9        FINANCIAL COVENANTS.......................................42
         9.1      Minimum Tangible Net Worth................................42
         9.2      Total Indebtedness to Total Assets........................43
         9.3      Maximum Secured Debt......................................43
         9.4      Recourse Debt.............................................43
         9.5      Interest and Debt Service Coverage Ratios.................43

SECTION  10       DEFAULT...................................................44
         10.1     Payment of Obligation.....................................44
         10.2     Covenants.................................................44
         10.3     Debtor Relief.............................................44
         10.4     Judgments and Attachments.................................45
         10.5     Government Action.........................................45
         10.6     Misrepresentation.........................................45
         10.7     Default Under Other Agreements............................45
         10.8     Validity and Enforceability of Loan Documents.............45
         10.9     Management Changes........................................46
         10.10    Change in Control.........................................46
         10.11    Plan Assets...............................................46

SECTION  11       RIGHTS AND REMEDIES.......................................46
         11.1     Remedies Upon Default.....................................46
         11.2     Waivers.  ................................................46
         11.3     Performance by Administrative Agent.......................46
         11.4     Not in Control............................................47
         11.5     Course of Dealing.........................................47
         11.6     Cumulative Rights.........................................47
         11.7     Application of Proceeds...................................47
         11.8     Certain Proceedings.......................................47

SECTION  12       AGENTS AND LENDERS........................................47
         12.1     Agents....................................................47
         12.2     Expenses..................................................50
         12.3     Proportionate Absorption of Losses........................50
         12.4     Delegation of Duties; Reliance............................50
         12.5     Limitation of Agents' Liability...........................51
         12.6     Default...................................................51
         12.7     Limitation of Liability...................................52
         12.8     Relationship of Lenders...................................52
         12.9     Benefits of Agreement.....................................52
         12.10    Approval of Lenders.......................................52

SECTION  13       MISCELLANEOUS.............................................52
         13.1     Headings..................................................52
         13.2     Nonbusiness Days; Time....................................53
         13.3     Communications............................................53
         13.4     Form and Number of Documents..............................53
         13.5     Survival..................................................53
         13.6     Governing Law.............................................53
         13.7     Invalid Provisions........................................53
         13.8     Venue; Service of Process; Jury Trial.....................53
         13.9     Amendments, Consents, Conflicts, and Waivers..............54
         13.10    Multiple Counterparts.....................................55
         13.11    Successors and Assigns; Participations....................55
         13.12    Discharge Only Upon Payment in Full; Reinstatement in
                  Certain Circumstances.....................................57
         13.13    Entirety..................................................57

                             SCHEDULES AND EXHIBITS

Schedule 1        Parties, Addresses, Commitments, and Wiring Information
Schedule 2        Terramics Entities
Schedule 4.1      Initial Unencumbered Properties
Schedule 4.2      Maryland Properties
Schedule 6.2 Jurisdictions of Incorporation, Chief Executive Office, and Jurisdictions
Schedule 6.7      Litigation
Schedule 6.9      Environmental Matters
Schedule 6.14     Affiliates Transactions


Exhibit A         Borrowing Request
Exhibit B         Compliance Certificate
Exhibit C-1       Form of PPT Guaranty
Exhibit C-2       Form of Subsidiary Guaranty
Exhibit D-1       Form of Revolving Credit Note
Exhibit D-2       Form of Swing Line Note
Exhibit E         Form of Assignment and Acceptance
Exhibit F         Form of Counsel Opinion

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of May 23, 2000 (the "Closing Date"), among PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Borrower"), each of the lenders that are a signatory hereto (each such lender, together with each lender that becomes a signatory hereto as provided in Section 13.11(c), being individually, together with its successors and assigns, a "Lender" and collectively, the "Lenders"), BANK ONE, NA, a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, "Administrative Agent"), BANK OF AMERICA, N.A., as Syndication Agent (in such capacity, together with its successors and assigns, "Syndication Agent"), and DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN BRANCH, as Documentation Agent (in such capacity, together with its successors and assigns, "Documentation Agent").

                                R E C I T A L S:

         1. Borrower has requested that Lenders extend to Borrower a revolving credit facility in the maximum original principal amount of $300,000,000.

         2. Lenders are willing to provide such a facility to Borrower on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                              DEFINITIONS AND TERMS

         1.1   Definitions. Unless otherwise indicated, as used in the Loan
Documents:

         "Adjusted Aggregate EBITDA" means, for any period, (a) Aggregate EBITDA, minus (b) the EBITDA Adjustments for all Properties.

         "Adjusted Property EBITDA" means, for any Property, the product of (a) the difference between (i) the EBITDA of such Property, minus (ii) the EBITDA Adjustments for such Property, in each case for the three (3) month period ending on the last day of the fiscal quarter immediately preceding such determination date, times (b) four (4). For Properties owned for less than three
(3) months as of the date of determination, EBITDA of all such Properties shall be equal to the lesser of (I) the product of (x) the Approved Costs of such Properties, times (y) eight percent (8%), and (II) Borrower's most-recent asset manager's forecasts for the EBITDA of such Properties for the first (1st) calendar quarter following acquisition thereof; provided that if Administrative Agent shall reasonably determine that such amount is not an appropriate computation of EBITDA of any such Property, then EBITDA for all such Properties shall be based upon the most recent three (3) month period available.

         "Administrative Agent" is defined in the preamble.

         "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct

(or cause the direction of) management or policies (whether through ownership of Stock, by contract, or otherwise).

         "Agents" means Administrative Agent and Syndication Agent, and "Agent" means any one of the Agents.

         "Aggregate EBITDA" means, for the Companies for any period, (a) EBITDA of the Companies, minus (b) the Companies' Share of recognized net income of Unconsolidated Affiliates, plus (c) the Companies' Share of EBITDA of Unconsolidated Affiliates (other than Broadmoor), to the extent a Company is entitled to such amounts under the Constituent Documents of the applicable Unconsolidated Affiliate.

         "Agreement" means this Credit Agreement, as modified, amended, supplemented, or restated from time to time.

         "Applicable Amount" means (a) with respect to a Contract Property, the lesser of (i) the purchase price of such Contract Property (or the Stock of the Person that owns such Contract Property), and (ii) the maximum personal liability of the Companies to pay such purchase price as determined by Borrower in a manner reasonably acceptable to Administrative Agent, and (b) with respect to a Development Property, the unpaid balance of any Liabilities incurred to finance the costs of constructing or developing such Development Property to the extent that a Company is obligated (as guarantor or otherwise) with respect to such Liabilities.

         "Applicable Margin" means, at the time of determination thereof, the interest margin over the Eurodollar Rate and the Base Rate, as the case may be, based upon the Index Ratio as follows:

         ==================================================================================================

                          Index Ratio                     Applicable Margin for     Applicable Margin for
                                                          Eurodollar Borrowings     Base Rate Borrowings
         ==================================================================================================

         Greater than or equal to 0.50 to 1.0                     1.75%                     0.25%
         --------------------------------------------------------------------------------------------------

         Less than 0.50 to 1.0 but greater than or                1.50%                      0%
         equal to 0.45 to 1.0
         --------------------------------------------------------------------------------------------------

         Less than 0.45 to 1.0 but greater than or               1.375%                      0%
         equal to 0.35 to 1.0
         --------------------------------------------------------------------------------------------------

         Less than 0.35 to 1.0                                    1.25%                      0%
         ==================================================================================================

The Index Ratio shall be determined from the Current Financials and Compliance Certificate delivered to Administrative Agent pursuant to Section 7.1; provided that the initial Applicable Margin shall be based upon the Current Financials dated as of March 31, 2000 and the Compliance Certificate delivered pursuant to
Section 5.1(e). The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth (5th) Business Day after delivery of such Current Financials and Compliance Certificate. If Borrower fails at any time to furnish to Administrative Agent the Current Financials and Compliance Certificate as required to be delivered pursuant to Section 7.1, then the maximum Applicable Margin shall apply until such time as such Current Financials and Compliance Certificate are so delivered.

         "Approved Costs" means, for any Property, the sum of the acquisition, construction, and other capitalized costs of such Property (or the Stock of the Company that owns such Property), whether in the form of cash, property, liabilities assumed, or other consideration.

         "Assumed Interest Expense" means, as of any date, the product of (a) the aggregate amount of all Unsecured Debt of the Companies as of such date, times (b) the weighted average interest rate per annum on all such Unsecured Debt as of such date.

         "Base Rate" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus one-half of one percent (0.5%), and (b) the annual interest rate most recently announced by Administrative Agent as its prime rate (or, if the Person then acting as Administrative Agent under this Agreement is not a bank organized under the Governmental Requirements of the United States or any State, then the rate announced by Bank One, NA, or any successor thereof, as its prime rate) in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

         "Base Rate Borrowing" means a Borrowing bearing interest at the Base Rate plus the Applicable Margin.

         "Binding Agreement" means a binding agreement pursuant to which a Company has agreed to purchase a Contract Property or a Development Property from another Person and in which such Person may enforce rights and remedies at law or in equity against a Company for failure to purchase such Contract Property or Development Property and which remedies are not limited to retaining earnest money, escrow, liquidated damages not to exceed ten percent (10%) of the applicable purchase price, or other deposits of a Company or similar limitations on the liability of any Company.

         "Borrowing" means (without duplication) any amount disbursed by (a) Lenders to or on behalf of Borrower under the Loan Documents, or (b) any Lender in accordance with, and to satisfy the obligations of Borrower under, any Loan Document.

         "Borrowing Date" means for any Borrowing (a) the date for which funds are requested by Borrower, or (b) the date any Borrowing is converted hereunder to another Type of Borrowing.

         "Borrowing Request" means a request substantially in the form of Exhibit A.

         "Broadmoor" means Broadmoor Austin Associates, a Texas joint venture.

         "Business Day" means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by any Governmental Requirement to be closed in Illinois, Texas, or New York, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of clause (a) and is a day when commercial banks are open for domestic or international business in London.

         "Capital Expenditures" means any expenditures by a Person for an asset that will be used in years subsequent to the year in which the expenditure is made or which is properly classified in the relevant financial statements of such Person in accordance with GAAP as a capital asset.

         "Capital Lease" means, for any Person, any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet of such Person.

         "Cash Equivalents" means (a) investments and direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year of the date of acquisition thereof, (b) commercial paper rated "A-1" or higher according to S & P or "P-1" or better according to Moody's and maturing not more than one hundred and eighty (180) days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers' acceptances issued by, any Agent or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are limited to the foregoing.

         "Change in Control" means, with respect to Borrower, the transfer of beneficial ownership of the outstanding partnership interests of Borrower such that PPT owns, directly or indirectly, less than fifty-one percent (51%) of the outstanding partnership interests of Borrower.

         "Closing Date" is defined in the preamble.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commitment" means, for a Lender, the amount (which is subject to reduction and cancellation as provided in this Agreement) stated beside such Lender's name on Schedule 1 as most recently amended under this Agreement, as the same may be reduced pursuant to Section 2.4, or terminated pursuant to
Section 11.1, and as the same may be increased or decreased from time to time by further assignment pursuant to Section 13.11.

         "Commitment Percentage" means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the Total Commitment.

         "Commitment Usage" means the Total Principal Debt (other than the Principal Debt of all outstanding Swing Line Loans); provided that, for purposes of calculating the fees payable to Administrative Agent, for its own account, under Section 3.19(c)(ii), the amount of outstanding Swing Line Loans shall be included in Administrative Agent's Commitment Usage.

         "Companies" means, without duplication, (a) PPT, (b) Borrower, and (c) each of their respective Consolidated Affiliates, and "Company" means any one of the Companies.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit B and signed by a Responsible Officer of Borrower and PPT.

         "Consolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds an equity or ownership interest and whose financial results would be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Constituent Documents" means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         "Contract Property" means a real estate property that a Company has agreed to purchase directly or indirectly (through the purchase of Stock) from a Person that is not a Company.

         "Credit Parties" means Agents, Documentation Agent, and Lenders, and "Credit Party" means any one of the Credit Parties.

         "Current Financials" means, at any time, the consolidated Financial Statements of the Companies most recently delivered to Administrative Agent under Section 7.1(a) or 7.1(b), as the case may be.

         "Customary Recourse Exceptions" means with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

         "Debt Service" means, for the Companies on a consolidated basis for any period, the sum of all regularly scheduled principal payments (but excluding any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment) and all Interest Expense that are paid or payable during such period in respect of all Liabilities of the Companies.

         "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Governmental Requirements affecting creditors' Rights in effect from time to time.

         "Default" is defined in Section 10.

         "Defaulting Lender" means, as of any date, any Lender that has defaulted on any of its obligations under this Agreement, which default has not been cured or waived as of such date.

         "Default Rate" means an annual rate of interest equal from day-to-day to the lesser of (a) the then-existing Base Rate plus the Applicable Margin plus four percent (4%), and (b) the Maximum Rate.

         "Development Property" means a real estate property that is under construction or development by a Person that is not a Company and that a Company has agreed to purchase or lease (pursuant to a master lease or ground lease of all or substantially all of the property) upon completion of such construction or development.

         "Distribution" means, with respect to any Stock issued by a Person, (a) the declaration or payment of any dividend or distribution on or with respect to such Stock by such Person, (b) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such Stock, and (c) any other payment by that Person with respect to such Stock (other than a Redemption).

         "Documentation Agent" is defined in the preamble.

         "EBITDA" means, for any Person or any Property for any period, the sum of (a) Net Income, plus (b) depreciation and amortization expense, plus (c) Interest Expense, plus (d) income taxes deducted from Net Income in accordance with GAAP, plus (e) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (f) extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (g) earnings of Consolidated Affiliates for such period distributed to minority interests not previously deducted in the calculation of Net Income.

         "EBITDA Adjustments" means, for any Property for any period, appropriate accruals for items such as taxes, insurance, or other expenses determined by Borrower (subject to the reasonable approval of Administrative Agent), a management fee equal to the greater of actual fees incurred or two percent (2%) of in place actual rents, and a reserve of $1 per square foot per year for office Properties and $0.25 per square foot for industrial Properties, all as determined in accordance with accounting principles reasonably acceptable to Administrative Agent, consistently applied.

         "EBITDA Value" means, for any Property as of any determination date,
(a) Adjusted Property EBITDA for such Property, divided by (b) nine and one-quarter of one percent (9.25%).

         "Eligible Assignee" means any of the following entities: (a) a commercial bank organized under the laws of the United States, or any state thereof; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States, in the country in which it is organized, or in another country which is also a member of the Organization for Economic Cooperation and Development; (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; and (d) any other Person approved by Agents and, so long as no Default or Potential Default exists, by Borrower.

         "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         "Environmental Law" means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Company is conducting or at any time has conducted business, or where any property of any Company is located, including, without limitation, the Oil Pollution Act of 1990, as amended, ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" has the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the Governmental Requirements of the state in which any property of any Company is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "Equity Issuance" means the issuance or sale by any Company of any Stock, or options, warrants, or other rights to subscribe for or otherwise acquire Stock, of such Company, other than the issuance by Borrower of Stock in Borrower to sellers of properties or non-cash assets as a partial payment of the purchase price of such assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Eurodollar Rate" means, for any Eurodollar Borrowing for any Interest Period or Swing Line Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) (a) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period, and (b) on the first (1st) day of such Swing Line Interest Period for a term comparable to such Swing Line Interest Period. If for any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Eurodollar Borrowing" means a Borrowing bearing interest at the sum of the Eurodollar Rate plus the Applicable Margin.

         "Excluded Companies" means, as of any date of determination, any Consolidated Affiliate or Unconsolidated Affiliate of PPT determined in a manner reasonably acceptable to Agents whose (a) individual contribution to the calculation of Total Assets as of such determination date constitutes less than fifteen percent (15%) of Total Assets, and (b) aggregate contributions to the calculation of Total Assets as of such determination date constitute less than twenty percent (20%) of Total Assets.

         "Federal Funds Rate" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Administrative Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, then the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, then the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         "Financial Statements" of a Person means balance sheets, and statements of earnings, shareholders' equity, and cash flow prepared (a) according to GAAP,
(b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any Consolidated Affiliates during the applicable period.

         "Fixed Charges" means, for the Companies on a consolidated basis for any period, the sum of (a) Debt Service during such period, and (b) all Distributions paid or payable during such period in respect of any preferred Stock of the Companies (including the Companies' Share of such Distributions in respect of any preferred Stock of their Unconsolidated Affiliates (other than Broadmoor)).

         "Funding Loss" means, without duplication, any loss, expense, or costs incurred by any Lender (including any loss, expense, or cost incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any portion of any Borrowing as a Eurodollar

Borrowing or a Swing Line Loan) when (a) Borrower fails or refuses (for any reason other than any Lender's failure to comply with this Agreement) to take any Borrowing that it has requested under this Agreement, (b) Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, before the last day of the applicable Interest Period or Swing Line Interest Period, as the case may be, (c) Borrower fails or refuses to prepay a Eurodollar Borrowing on the date specified in any notice of prepayment,
(d) Borrower fails or refuses to continue a Eurodollar Borrowing on the date specified in a Borrowing Request, or (e) Borrower fails or refuses to convert a Base Rate Borrowing to a Eurodollar Borrowing on the date specified in a Borrowing Request.

         "Funds from Operations" means, for any Person for any period, the sum of (a) Net Income plus depreciation and amortization expense (exclusive of amortization of financing costs), all as determined in accordance with GAAP, and
(b) such Person's Share of Funds from Operations of any Unconsolidated Affiliates of such Person (calculated in accordance with clause (a) preceding); provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (ii) any gain or loss which is classified as "extraordinary" in accordance with GAAP, or (iii) any capital gains and taxes on capital gains. Funds from Operations shall not be reduced by any Distribution in respect of any preferred Stock of such Person.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by Section 1.4.

         "Governmental Authority" means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel acting through binding arbitration or mediation, or (c) central bank.

         "Governmental Requirement" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "Guaranties" means the PPT Guaranty and the Subsidiary Guaranty, and "Guaranty" means any one of the Guaranties.

         "Guarantors" means PPT and Subsidiary Guarantors, and "Guarantor" means any one of the Guarantors.

         "Hazardous Substance" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

         "Indebtedness" means, for any Person, all Liabilities of such Person, excluding (a) accounts payable and accrued expenses in each case incurred in the ordinary course of business and the payment of which is not past-due (unless payment is being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided), and (b) Liabilities in which such Person maintains restricted cash deposits that are not included in Total Assets to satisfy payment thereof, but only to the extent of such cash deposits.

         "Index Ratio" means the financial covenant set forth in Section 9.2.

         "Interest Expense" means, for any Person for any period, all of such Person's paid, accrued, or amortized interest expense (net of any amounts received by such Person in respect of any Interest Rate Agreements, but including any amounts paid or amortized during such period in respect of any Interest Rate Agreements) on such Person's Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible Indebtedness), other than interest capitalized on the balance sheet of such Person in accordance with GAAP.

         "Interest Period" has the meaning set forth in Section 3.9.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect any Company against fluctuations in interest rates.

         "Investments in Joint Ventures" means the Companies' investments in the Stock of, or loans and advances to, partnerships, joint ventures, and similar entities that are not Consolidated Affiliates. Investments in Joint Ventures, as of any date, shall be calculated as the lesser of the Companies' Share of (a) the Approved Costs of each Property owned by an Unconsolidated Affiliate, and
(b) the sum of (i) the book value of such Property on the financial statements of such Unconsolidated Affiliate determined in accordance with GAAP plus (ii) accumulated depreciation with respect to such Property determined in accordance with GAAP.

         "Lenders" is defined in the preamble.

         "Liabilities" means (without duplication), for any Person, (a) any indebtedness, liabilities, or obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, including all Capital Leases, (d) mandatory net obligations to purchase or repurchase such Person's Stock as calculated by Borrower in a manner reasonably acceptable to Administrative Agent, (e) Unfunded Liabilities, and (f) such Person's Share of any Liabilities of Unconsolidated Affiliates (other than of Broadmoor), and "Liability" means any of the Liabilities.

         "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         "Litigation" means any action by or before any Governmental Authority.

         "Loan Documents" means (a) this Agreement, certificates, and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) the Notes, (c) the Guaranties, (d) any Interest Rate Agreements with any Lender specifically relating to the Obligation, (e) all other agreements, documents, and instruments executed by Obligors in favor of any of the Credit Parties (or any Agent on behalf of the Credit Parties) ever delivered in connection with or under this Agreement, and (f) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "Majority Lenders" means, as of any date, any combination of Lenders (other than Defaulting Lenders) who collectively hold fifty-one percent (51%) or more of the Total Commitment (excluding the Commitments of Defaulting Lenders), or if the Total Commitment shall have been terminated, then of the Total Principal Debt (other than the Principal Debt of Defaulting Lenders).

         "Maryland Properties" means the Properties listed on Schedule 4.2.

         "Material Adverse Event" means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) material impairment of the ability of the Obligors (including Borrower and PPT), taken as a whole, Borrower, or PPT to perform any of their respective payment or other obligations under any Loan Document, (b) material impairment of the ability of any Credit Party to enforce (i) any of the obligations of any Obligor under this Agreement or the other Loan Documents, or
(ii) any of their respective Rights under the Loan Documents, or (c) material and adverse effect on the financial condition of the Companies (including Borrower and PPT), taken as a whole, Borrower, or PPT.

         "Maximum Amount" and "Maximum Rate" respectively mean, for an Agent or a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirement, such Agent or Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "Money Market Rate" means, as to any Swing Line Loan made by Administrative Agent pursuant to Section 2.2, a rate per annum that shall be determined by agreement between Borrower and Administrative Agent (but in no event to exceed the Eurodollar Rate plus the Applicable Margin).

         "Moody's" means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, another ratings agency acceptable to Agents.

         "Multi-employer Plan" means a multi-employer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any of its Consolidated Affiliates (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "Net Income" means, for any Person or any Property for any period, the net earnings (or loss) after taxes of such Person or such Property, as the case may be, determined in accordance with GAAP.

         "Net Proceeds" means, with respect to any Equity Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees (and expenses and disbursements of any of the foregoing), in each case, to the extent paid or payable by such Company; (b) printing and related expenses and filing, recording, or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction.

         "Non-Incremental Capital Expenditures" means, for the Companies on a consolidated basis for the twelve (12) month period ending on the date of determination, that portion of Capital Expenditures deducted from Funds from Operations for the purpose of calculating "Funds Available for Distribution" as publicly reported to the shareholders of PPT. "Non-Incremental Capital Expenditures" shall include all Capital Expenditures required to sustain or replace existing lease income. "Non-Incremental Capital Expenditures" for any period shall not include the following:

                  (a) The costs of new construction of Properties;

                  (b) The costs of leasing first generation space in Properties;

                  (c) The costs of the initial leasing of space in Properties that was vacant at the time of acquisition of such Properties;

                  (d) Capital improvements (exclusive of tenant finish) that were budgeted as part of an acquisition of Properties and anticipated to be spent in the first twelve (12) months following acquisition of such Properties;

                  (e) The costs of leasing space in Properties which has been vacant for twelve (12) months; and

                  (f) Capital improvements (exclusive of tenant finish) to existing Properties that are made to generate incremental revenues and that are approved by Administrative Agent.

         "Non-Recourse Debt" means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

         "Notes" means one of the promissory notes substantially in the form of Exhibit D-1, and "Note" means any one of the Notes.

         "Obligation" means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party by Borrower under any Loan Document, together with all interest accruing thereon, fees, costs and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

         "Obligors" means Borrower and Guarantors, and "Obligor" means any one of the Obligors.

         "Occupancy Rate" means, for any Property, the percentage of the rentable area of such Property leased pursuant to bona fide tenant leases, licenses, or other agreements requiring current rent or other similar payments.

         "Participant" is defined in Section 13.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         "Permitted Distributions" means, for (a) Borrower for any fiscal year of Borrower, an amount of Distributions not to exceed ninety-five percent (95%) of Borrower's Funds from Operations for such fiscal year, and (b) PPT for any fiscal year of PPT, an amount of Distributions not to exceed ninety-five percent (95%) of PPT's Funds from Operations for such fiscal year.

         "Permitted Liens" means:

         (a) Liens granted to Administrative Agent, for the ratable benefit of the Credit Parties, to secure the Obligation;

         (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs;

         (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use;

         (d) Liens imposed by mandatory provisions of any Governmental Requirement such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due or that is being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Administrative Agent) have been provided;

         (e) Liens for taxes, assessments, and governmental charges or assessments that are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Administrative Agent) have been provided;

         (f) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Administrative Agent) have been provided; and

         (g) Liens in a Property securing Indebtedness for which cash or Cash Equivalents in an amount sufficient to pay all principal and interest of such Indebtedness have been deposited with a title company or other escrow agent and in which the owner of such Property is insured by title insurance acceptable to each Agent.

         "Permitted Recourse Debt" means Recourse Debt (excluding the Obligation) not to exceed $400,000,000 in the aggregate at any time outstanding.

         "Permitted Redemptions" means the Redemption by PPT and Borrower of Stock issued by PPT or Borrower not to exceed $150,000,000 in the aggregate during the term of this Agreement, provided that no Default exists or would result from such Redemption.

         "Person means any individual, entity, or Governmental Authority.

         "Potential Default" means the occurrence of any event or the existence of any circumstance that could, upon notice or lapse of time or both, become a Default.

         "PPT" means Prentiss Properties Trust, a Maryland real estate investment trust.

         "PPT Guaranty" means the Unconditional Guaranty of Payment dated of even date herewith, executed by PPT in favor of the Credit Parties, and substantially in the form of Exhibit C-1.

         "Principal Debt" means, for a Lender and at any time, the unpaid principal balance of all outstanding Borrowings from such Lender hereunder.

         "Properties" means all real estate properties owned by any Company or any Unconsolidated Affiliate, and "Property" means any one of the Properties.

         "Pro Rata" and "Pro Rata Share" means, when determined for any Lender, the proportion (stated as a percentage) that such Lender's Commitment bears to the Total Commitment, or, if the Total Commitments shall have been terminated, then the proportion (stated as a percentage) that the sum of the Principal Debt owed to such Lender bears to the Total Principal Debt owed to all Lenders.

         "Purchaser" is defined in Section 13.11(c).

         "Recourse Debt" means, for any Person, Indebtedness of such Person that is not Non-Recourse Debt; provided that (a) Recourse Debt of the Companies shall include any Indebtedness guaranteed (other than Customary Recourse Exceptions) by PPT or Borrower, and (b) Recourse Debt of the Companies, as of any date, shall not include Indebtedness of any Excluded Companies so long as no Obligor is obligated (as guarantor or otherwise other than for Customary Recourse Exceptions) on such Indebtedness. To the extent that any Person has partial recourse obligations with respect to any Indebtedness, then only that portion of such Indebtedness that is not Non-Recourse Debt shall be considered to be Recourse Debt (e.g., if any such Person is personally liable for only $25,000,000 of Indebtedness equal to $100,000,000, then only $25,000,000 of such Indebtedness shall be Recourse Debt).

         "Redemption" means, with respect to any Stock issued by a Person, the retirement, redemption, purchase, or other acquisition for value of such Stock by such Person.

         "REIT" means a "real estate investment trust" for purposes of the Code.

         "Representatives" means representatives, officers, directors, employees, attorneys, and agents.

         "Required Lenders" means, as of any date, any combination of Lenders (other than Defaulting Lenders) who collectively hold sixty-six and two-thirds percent (66-2/3%) or more of the Total Commitment (excluding the Commitments of Defaulting Lenders), or if the Total Commitment shall have been terminated, then of the Total Principal Debt (other than the Principal Debt of Defaulting Lenders).

         "Reserve Requirement" means, with respect to any Eurodollar Borrowing for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Governmental Requirement) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         "Responsible Officer" means, for any Person, any chairman, president, chief executive officer, chief financial officer, controller, secretary, executive vice president, or senior vice president of such Person.

         "Rights" means rights, remedies, powers, privileges, and benefits.

         "Secured Debt" means, for any Person, Indebtedness of such Person secured by Liens (other than Permitted Liens) in any of such Person's Properties or other assets.

         "Share" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of an Unconsolidated Affiliate based upon such Person's percentage ownership of Stock of such Unconsolidated Affiliate.

         "Solvent" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its Liabilities, (b) such Person is able to pay and is paying its Liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         "S & P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, or if S & P no longer publishes ratings, then another ratings agency acceptable to Agents.

         "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subsidiary Guarantors" means, as of any date, all Consolidated Affiliates that have executed the Subsidiary Guaranty, and "Subsidiary Guarantor" means any one of the Subsidiary Guarantors.

         "Subsidiary Guaranty" means the Unconditional Guaranty of Payment dated of even date herewith, executed by each of the Subsidiary Guarantors in favor of the Credit Parties, and substantially in the form of Exhibit C-2.

         "Swing Line Interest Period" is defined in Section 3.9.

         "Swing Line Loan" means a Borrowing made pursuant to Section 2.2.

         "Swing Line Note" means that certain promissory note executed by Borrower and payable to the order of Bank One, NA in the original principal amount of $20,000,000 substantially in the form of Exhibit D-2, and all renewals, extensions, modifications, rearrangements, and replacements thereof and any and all substitutions therefor.

         "Swing Line Rate" means, with respect to any Swing Line Loan (a) having a Swing Line Interest Period of less than seven (7) days, the Money Market Rate,
(b) having a Swing Line Interest Period of seven (7) days or more, at Borrower's option, (i) the Eurodollar Rate plus the Applicable Margin, or (ii) the Money Market Rate.

         "Swing Line Subfacility" means the subfacility under the Total Commitment as described in, and subject to the limitations of, Section 2.2.

         "Syndication Agent" is defined in the preamble.

         "Tangible Net Worth" means, as of any date, (a) Total Assets, minus (b) all Liabilities (other than accounts payable and accrued expenses that are not Indebtedness and that are incurred in the ordinary course of business not exceeding five percent (5%) of Total Assets as of such date) of the Companies, on a consolidated basis, as of such date.

         "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "Termination Date" means the earlier of (a) May 23, 2003, and (b) the effective date that Lenders' commitments to lend hereunder are otherwise canceled or terminated in accordance with this Agreement.

         "Terramics Entities" means the Consolidated Affiliates of Borrower or a Consolidated Affiliate of Borrower listed on Schedule 2.

         "Total Assets" means, as of any determination date, the sum of the following (without duplication):

         (a) the EBITDA Value of each Property owned by a Company for, and in which construction was completed and a certificate of occupancy was issued, more than twelve (12) months as of such determination date; plus

         (b) the EBITDA Value of each Property owned by a Company for, and in which construction was completed by a Company and a certificate of occupancy was issued, less than twelve (12) months as of such determination date and that has an Occupancy Rate of at least eighty-five percent (85%) for three (3) consecutive months; plus

         (c) so long as 123 North Wacker Drive is owned by a Company, then the Approved Costs of such Property until December 31, 2002 and, thereafter, the EBITDA Value of such Property; plus

         (d) the Approved Costs of each Property not included in (a) through (c) above; plus

         (e) the lesser of (i) $40,000,000, and (ii) the product of (A) seven
(7), and (B) EBITDA for the four (4) fiscal quarters ending on such determination date in respect of management contracts between a Company and a third party (other than another Company); plus

         (f) the sum of (without duplication) Borrower's Share of the Approved Costs of each Property owned by an Unconsolidated Affiliate (other than Broadmoor) as of such determination date; plus

         (g) the Companies' cash and Cash Equivalents, in each case that are not subject to any Lien; plus

         (h) the lesser of (i) the Approved Costs of each other Property consisting of raw land, and (ii) two and one-half percent (2.5%) of Total Assets as of such date; plus

         (i) the Applicable Amount of each Contract Property to the extent that the calculation of Liabilities or Indebtedness includes any Unfunded Liabilities with respect to such Contract Property; plus

         (j) the Applicable Amount of each Development Property to the extent that the calculation of Liabilities or Indebtedness includes any Unfunded Liabilities with respect to such Development Property.

If any Company that owns any Total Assets described above has any minority interests, then Total Assets shall be adjusted to exclude the minority interests' Share of such Total Assets. No Property can have a value, calculated as provided above, of less than $0.00.

         "Total Commitment" means, at any time, the sum of the Commitments of all Lenders.

         "Total Principal Debt" means, at any time, the sum of the Principal Debt of all Lenders.

         "Type" means any type of Borrowing determined with respect to the applicable interest option.

         "Unconsolidated Affiliate" means any Person in whom Borrower or PPT holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of Borrower or PPT on the consolidated financial statements of Borrower or PPT.

         "Unencumbered Properties" means, as of any date, all Properties in which any Company owns fee simple title or leasehold interests, in each case free and clear of any Liens (other than Permitted Liens), and "Unencumbered Property" means any one of the Unencumbered Properties. Unencumbered Properties include Properties owned by Subsidiary Guarantors that have executed guaranties permitted by the last two sentences of Section 4.4.

         "Unencumbered Property Report" means a report in substantially the form of Schedule 4.1 certified by a Responsible Officer of Borrower, setting forth in reasonable detail the total square footage, Occupancy Rate, Approved Costs, EBITDA, EBITDA Adjustments, and Adjusted Property EBITDA for the Unencumbered Properties (individually and in the aggregate).

         "Unfunded Liabilities" means, for any Person, (a) if evidenced by a Binding Agreement, then all obligations to purchase a Contract Property or Development Property (the amount of such Unfunded Liabilities being equal to the Applicable Amount with respect to such Contract Property or Development Property), and (b) any guaranties, endorsements, and other contingent obligations (including any obligations as general partner) with respect to the principal of the Liabilities of others (including any Unconsolidated Affiliates of such Person) for which such Person has personal liability.

         "Unsecured Debt" means, for any Person, Indebtedness of such Person that is not Secured Debt.

         "Unused Commitment" means, at any time, (a) the Total Commitment minus
(b) the Commitment Usage.

         1.2   Time References. Unless otherwise specified in the Loan Documents
(a) time references are to time in Chicago, Illinois, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 Other References. Unless otherwise specified in the Loan Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) all accounting and financial terms and compliance with financial covenants must be for the Companies, on a consolidated basis, as applicable. If there is a change in GAAP after the date hereof, then each Compliance Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the Current Financials, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the Current Financials delivered to Administrative Agent and Lenders on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the Current Financials.

                                    SECTION 2

                                   COMMITMENT

         2.1 Revolving Facility. Subject to the provisions in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower one or more Borrowings hereunder which Borrower may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

         (a) each Borrowing requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

         (b) each Borrowing requested by Borrower must be in an amount not less than $1,000,000 (unless such Borrowing is to repay a Swing Line Loan) or a greater integral multiple of $100,000 or, if less, the Unused Commitment;

         (c)   the Total Principal Debt may not exceed the Total Commitment; and

         (d)   no Lender's Principal Debt may exceed such Lender's Commitment.

         2.2   Swing Line Subfacility.

         (a) Subject to the terms and conditions hereof, if necessary to meet Borrower's funding deadlines, Administrative Agent agrees to make Swing Line Loans to Borrower at any time on or prior to the three (3) Business Days prior to the Termination Date, not to exceed an amount at any one time outstanding equal to the lesser of (i) $20,000,000, and (ii) the Unused Commitment. Swing Line Loans shall constitute "Borrowings" for all purposes hereunder, except that Swing Line Loans shall not be considered a utilization of any Lender's Commitment (other than of Administrative Agent).

         (b) Each request for a Swing Line Loan shall be in the amount of $500,000 or a greater integral multiple of $500,000. Borrower may request a Swing Line Loan by submitting a Notice of Borrowing to Administrative Agent. Such Notice of Borrowing must be received by Administrative Agent no later than 12:00 noon on the Borrowing Date for such Swing Line Loan; provided that Borrower shall have provided telephonic notice to Administrative Agent no later than 11:00 a.m. on the Borrowing Date for such Swing Line Loan. Administrative Agent shall make such Swing Line Loan available to Borrower in Chicago, Illinois at 12:00 noon on such Borrowing Date.

         (c) Upon the occurrence of a Default or if any Swing Line Loan shall be outstanding for more than fourteen (14) Business Days, Administrative Agent shall, on behalf of Borrower (which hereby irrevocably directs and authorizes Administrative Agent to act on its behalf), request a Base Rate Borrowing (unless Borrower has requested a Eurodollar Borrowing in accordance with the terms of this Agreement) from Lenders (and each Lender shall fund its Pro Rata Share thereof) in an amount sufficient to repay the Principal Debt outstanding under such Swing Line Loan; provided that such Borrowing shall be made notwithstanding Borrower's noncompliance with Section 5. The proceeds of such Borrowing shall be immediately applied to repay such Swing Line Loan. If such Lender does not promptly make such Borrowing upon Administrative Agent's demand therefor, and until such time as such Lender makes the required payment, Administrative Agent shall be deemed to continue to have outstanding its ratable portion of the Principal Debt of such Swing Line Loan in the amount of such unpaid obligation. If, for any reason (including but not limited to the filing of a petition in bankruptcy with respect to Borrower), a Borrowing may not be (as determined by Administrative Agent in its sole discretion), or is not, made pursuant to this Section 2.2(c) to repay any Swing Line Loan as required hereby, then, effective on the date such Borrowing would otherwise have been made, each Lender severally, unconditionally, and irrevocably agrees that it shall be deemed to have purchased an undivided participating interest in such Swing Line Loan (an "Unrefunded Swing Line Borrowing") to the extent of such Lender's Pro Rata Share thereof. Each Lender shall fund a Borrowing or a participation in the Unrefunded Swing Line Borrowings no later than the close of business on the date notice of such funding requirement is given by Administrative Agent if such notice was given prior to 11:00 a.m. on any Business Day, or if made at any other time, on the next Business Day following the date of such notice. All such amounts payable by any Lender under this Section 2.2(c) shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. Each payment by Borrower of all or any part of any Swing Line Loan shall be paid to Administrative Agent for the benefit of Administrative Agent and those Lenders who hold funded participations in such Swing Line Loan under this Section 2.2(c); provided that with respect to any such participation, all interest on the Principal Debt of such Swing Line Loan to which such participation relates accruing prior to the date of funding such participation, shall be payable solely to Administrative Agent for the account of Administrative Agent (and all Lenders holding funded participations in any Unrefunded Swing Line Borrowing prior to such date). Any Lender holding a participation in any Unrefunded Swing Line Borrowing may exercise any and all Rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by Borrower to such Lender by reason thereof as fully as if such Lender had extended such Borrowing directly to Borrower in the amount of such participation. Whenever, at any time after Administrative Agent has received from any Lender such Lender's participating interest in any Swing Line Loan, Administrative Agent receives any payment on account thereof, Administrative Agent will promptly distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by Administrative Agent is required to be returned, such Lender will return to Administrative Agent any portion thereof previously distributed by Administrative Agent to it.

         (d) Unless Administrative Agent knew at the time Administrative Agent funded a Swing Line Loan that Borrower had not satisfied the conditions in this Agreement to obtain a Borrowing, each Lender's obligation to either make a Borrowing to refund, or to purchase a participation interest in, its Pro Rata Share of all Swing Line Loans as provided in Section 2.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense, or other right which such Lender or any other Person may have against Administrative Agent or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Potential Default or Default or the termination of any Lender's Commitment, (iii) the occurrence of any Material Adverse Event, (iv) any breach of this Agreement or any other Loan Document by any Company, any Agent, or any other Lender, or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Line Loan which has not been refunded by a Borrowing may be treated by Administrative Agent as a Borrowing which was not funded by the non-purchasing Lenders as contemplated in Section 2.2(c) of this Agreement, and as a funding by Administrative Agent under the Total Commitment in excess of Administrative Agent's Commitment. Each Swing Line Loan refunded by a Borrowing shall cease to be a Swing Line Loan for the purposes of this Agreement but shall be a Borrowing made under the Total Commitment and each Lender's Commitment.

         2.3 Borrowing Procedure. The following procedures apply to Borrowings (other than Swing Line Loans):

         (a) Borrower may request a Borrowing by submitting to Administrative Agent a Borrowing Request. The Borrowing Request must be received by Administrative Agent no later than 11:00 a.m. on (i) the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing, or (ii) the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall promptly notify each Lender of its receipt of any Borrowing Request and its contents. A Borrowing Request is irrevocable and binding on Borrower.

         (b) By 11:00 a.m. on the applicable Borrowing Date, each Lender shall remit its Pro Rata Share of each requested Borrowing by wire transfer to Administrative Agent pursuant to Administrative Agent's wire transfer instructions on Schedule 1 (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by Administrative Agent. Subject to receipt of such funds, Administrative Agent shall make such funds available to Borrower in Chicago, Illinois at 12:00 noon on such Borrowing Date (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrower).

         (c) Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, then Administrative Agent may recover the applicable amount on demand (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from such Lender, or (ii) if such Lender fails to pay its amount upon Administrative Agent's demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing for the period commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Share of any Borrowing.

         2.4 Termination. Without premium or penalty, and upon giving at least three (3) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate all or part of the unused portion of the Total Commitment. Each partial termination must be in an amount of not less than $1,000,000 or a greater integral multiple thereof, and shall be Pro Rata among all Lenders. Once terminated, the Total Commitment may not be increased or reinstated.

                                    SECTION 3

                                TERMS OF PAYMENT

         3.1   Notes and Payments.

         (a) The Total Principal Debt (other than under the Swing Line Subfacility) shall be evidenced by the Notes, which Notes shall be payable to Lenders in the aggregate stated principal amount of the Total Commitment. The Principal Debt under the Swing Line Subfacility shall be evidenced by the Swing Line Note.

         (b) Borrower must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Administrative Agent's principal office in Chicago, Illinois, in funds that will be available for immediate use by Administrative Agent by 12:00 noon on the day due. Payments received after such time shall be deemed received on the next Business Day. Administrative Agent shall pay to each

Lender any payment to which such Lender is entitled on the same day Administrative Agent receives the funds from Borrower if Administrative Agent receives the payment or prepayment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Administrative Agent does not make payments to Lenders when due, then Administrative Agent shall be obligated to pay to Lenders such unpaid amounts together with interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         3.2   Interest and Principal Payments.

         (a) Interest Payments. Accrued interest on each Borrowing is due and payable on the first (1st) day of each calendar month during the term of this Agreement, commencing on June 1, 2000, and on the Termination Date.

         (b) Principal Payments. The Total Principal Debt (other than under the Swing Line Subfacility) is due and payable on the Termination Date. The Principal Debt under the Swing Line Subfacility shall be due and payable as provided in Section 2.2 and on the Termination Date.

         (c) Voluntary Prepayment. Borrower may voluntarily repay or prepay all or any part of the Total Principal Debt at any time without premium or penalty, subject to the following conditions:

               (i) Administrative Agent must receive Borrower's written payment notice by 11:00 a.m. on (A) the Business Day preceding the date of payment of a Eurodollar Borrowing, and (B) the Business Day preceding the date of payment of a Base Rate Borrowing, which shall specify the payment date and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrower to make a repayment or prepayment on the designated date;

               (ii) each partial repayment or prepayment must be in a minimum amount of at least $1,000,000 (except for repayments or prepayments of Swing Line Loans) or a greater integral multiple of $100,000, or, if less, the Total Principal Debt; and

               (iii)  Borrower shall pay any related Funding Loss upon demand.

         3.3 Interest Options. Except as specifically otherwise provided, Borrowings (other than Swing Line Loans) shall bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin, or the Eurodollar Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower and, in the case of Eurodollar Borrowings, for the Interest Period designated by Borrower), and (b) the Maximum Rate. Except as specifically otherwise provided, Swing Line Loans shall bear interest at an annual rate equal to the lesser of (A) the Swing Line Rate, and (B) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

         3.4 Quotation of Rates. A Representative of Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Borrowing Request or on the Borrowing Date.

         3.5 Default Rate. At the option of the Required Lenders at any time while a Default exists and to the extent permitted by applicable law, all Principal Debt, accrued interest thereon, and fees and expenses payable hereunder and under the other Loan Documents shall bear interest at the Default Rate until paid, regardless of whether such payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, provided that any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if the designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7   Interest Calculations.

         (a) Interest shall be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of (i) 365 or 366 days, as the case may be, for Base Rate Borrowings, and (ii) 360 days for all other Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         (b) The provisions of this Agreement relating to calculation of the Base Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that no Credit Party may contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable law, and, if any Credit Party ever does so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower, and the Credit Parties shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that this is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligation. If, however, the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent permitted by applicable law, be subject to any penalties provided by any Governmental Requirements for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the Governmental Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.001, as amended, as limited by Texas Finance Code ss. 303.305. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.9 Interest Periods. When Borrower requests any Eurodollar Borrowing, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, seven (7) days or one (1), two
(2), three (3) or six (6) months, subject to the following conditions: (a) the initial Interest Period for a Eurodollar Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a Eurodollar Borrowing begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; (d) there may not be in effect at any one time more than five (5) Interest Periods; and (e) only one (1) Interest Period of less than one (1) month shall be available at any time and only if Administrative Agent determines that such Interest Period is available from all Lenders. When Borrower requests any Swing Line Loan, Borrower shall elect (x) the applicable interest period (each a "Swing Line Interest Period") which may be, at Borrower's option, up to fourteen (14) days, and (y) if such Swing Line Interest Period is for seven (7) days or more, then the applicable Swing Line Rate.

         3.10 Conversions and Continuations. Borrower may (a) on the last day of the applicable Interest Period (or at any other time, subject to payment of any Funding Loss) convert all or part of a Eurodollar Borrowing to a Base Rate Borrowing, (b) at any time convert all or part of a Base Rate Borrowing to a Eurodollar Borrowing, and (c) on the last day of an Interest Period, elect a new Interest Period for a Eurodollar Borrowing; provided that no conversions to or elections of new Interest Periods for any Eurodollar Borrowings shall be permitted while a Default exists unless the Required Lenders otherwise consent in writing. Any such conversion is subject to the dollar limits and denominations of Section 2.1 and may be accomplished by delivering a Borrowing Request to Administrative Agent no later than 11:00 a.m. (i) on the third (3rd) Business Day before (A) the conversion date for conversion to a Eurodollar Borrowing, and (B) the last day of the Interest Period, for the election of a new Interest Period, and (ii) one (1) Business Day before the last day of the Interest Period for conversion to a Base Rate Borrowing. Absent Borrower's notice of conversion or election of a new Interest Period, a Eurodollar Borrowing shall be converted to a Base Rate Borrowing when the applicable Interest Period expires.

         3.11  Order of Application.

         (a) No Default. If no Default exists, then except as otherwise specifically provided in the Loan Documents, any payment shall be applied to the Obligation in the order and manner as Borrower directs.

         (b) Default. If a Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which any Credit Party have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Principal Debt of any Swing Line Loans; and (iv) to the remaining Obligation in the order and manner as the Required Lenders deem appropriate.

         (c) Pro Rata. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Share of such payment or prepayment.

         3.12 Sharing of Payments, Etc. If any Lender obtains any amount (whether voluntary, involuntary or otherwise) that exceeds the part of that payment that such Lender is then entitled to receive under the Loan Documents, then such Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender. If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this Section may, to the fullest extent permitted by applicable law, exercise all of its Rights of payment with respect to that participation as fully as if such Lender were the direct creditor of Borrower in the amount of that participation.

         3.13 Booking Borrowings. To the extent permitted by applicable law, any Lender may make, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 3.15 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section
3.15 or 3.16 would apply to any of the Obligation. If any of the conditions of Sections 3.15 or 3.16 ever apply to a Lender, then such Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this Section, does not create any burden or adverse circumstance for such Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Sections
3.15 or 3.16 as applicable.

         3.14  Basis Unavailable or Inadequate for the Eurodollar Rate.

         (a) Determination By Administrative Agent. If Administrative Agent determines that, for any Eurodollar Borrowing, the basis for determining the applicable rate is not available, then Administrative Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error), and all Borrowings shall bear interest at the Base Rate plus the Applicable Margin. Until Administrative Agent notifies Borrower that such circumstances no longer exist, Lenders' commitments under this Agreement to make, or to convert to, Eurodollar Borrowings shall be suspended.

         (b) Determination by a Lender. If any Lender determines that, for any Eurodollar Borrowing and for other similar loans made by such Lender to similar borrowers, the resulting rate does not accurately reflect the cost to such Lender of making or converting Borrowings at that rate for the applicable Interest Period, then such Lender shall promptly notify Administrative Agent and Borrower, and all Borrowings of such Lender shall bear interest at the Base Rate plus the Applicable Margin. Until Administrative Agent notifies Borrower that such circumstances no longer exist, such Lender's commitment under this Agreement to make, or to convert to, Eurodollar Borrowings shall be suspended.

         3.15  Additional Costs.

         (a) Eurocurrency Reserves. If, after the date hereof, any Lender shall be required under any Reserve Requirement to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, then (i) such Lender (through Administrative Agent) shall, within sixty (60) days after the end of any Interest Period with respect to any Eurodollar Borrowing during which Lender was so required to maintain reserves, deliver to Borrower a certificate stating (A) that such Lender was required to maintain reserves and as a result such Lender incurred additional costs in connection with making Eurodollar Borrowings and (B) in reasonable detail, such Lender's computations of the amount of additional interest payable by Borrower, pursuant to the provisions below, and (ii) Borrower shall, promptly upon receipt of any such certificate, pay to Administrative Agent, for the account to such Lender, additional interest on the unpaid principal amount of each Eurodollar Borrowing of such Lender made to it outstanding during the Interest Period with respect to which the above-referenced certificate was delivered to Administrative Agent, at a rate per annum equal to the difference obtained by subtracting (x) the Eurodollar Rate for such Interest Period from (y) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Reserve Requirement of such Lender for such Interest Period. The amount of interest payable by Borrower to any Lender as stated in any certificate delivered to Administrative Agent pursuant to the provisions of this Section 3.15(a) shall be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 3.15(a) shall survive the termination of this Agreement.

         (b) Reserves. With respect to any Eurodollar Borrowing, if (i) any change in present Governmental Requirement, any change in the interpretation or application of any present Governmental Requirement, or any future Governmental Requirement imposes, modifies, or deems applicable (or if compliance by any Lender with any such requirement of any Governmental Authority results in) any such requirement that any reserves (including any marginal, emergency, supplemental or special reserves) be maintained, and (ii) those reserves reduce any sums receivable by such Lender under this Agreement or increase the costs incurred by such Lender in advancing or maintaining any portion of any Eurodollar Borrowing, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) such Lender (through Administrative Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to such Lender upon demand.

         (c) Capital Adequacy. With respect to any Borrowing and for similar loans to similar borrowers, if any change in present Governmental Requirement or any future Governmental Requirement regarding capital adequacy or compliance by Administrative Agent or any Lender (or any Person controlling such Lender) with any request, directive or requirement now existing or hereafter imposed by any Governmental Authority regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Administrative Agent or such Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Administrative Agent or such Lender upon demand.

         (d) Taxes. Any Taxes payable by Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by Administrative Agent or any Lender in respect of this Agreement or any other Loan Document shall, if permitted by Governmental Requirement, be paid by Borrower, together with interest and penalties, if any (except for Taxes imposed on or measured by the overall net income of Administrative Agent or such Lender). Administrative Agent or such Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to Administrative Agent for its account or the account of such Lender, as the case may be. If Administrative Agent or such Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

         (e) Survival. The provisions of this Section 3.15 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         3.16 Change in Governmental Requirement. If any Governmental Requirement makes it unlawful for any Lender to make or maintain Eurodollar Borrowings, then such Lender shall promptly notify Borrower and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base Rate Borrowing, and (b), as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base Rate Borrowing as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by all Governmental Requirements, the Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or
(iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty, together with any related Funding Loss.

         3.17 Funding Loss. Borrower Agrees To Indemnify Each Lender Against, And Pay To It Upon Demand, Any Funding Loss Of Such Lender. When any Lender demands that Borrower pay any Funding Loss, such Lender shall deliver to Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for incurring Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of this Section 3.17 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

         3.18 Foreign Lenders. Each Lender that is organized under the Governmental Requirements of any jurisdiction other than the United States of America or any State thereof (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligation, and (ii) it has furnished to Administrative Agent and Borrower two
(2) duly completed copies of U.S. Internal Revenue Service Form W-8 BEN, Form W-8 ECI, Form W-8, or any other tax form acceptable to Administrative Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (b) covenants to (i) provide Administrative Agent and Borrower a new tax form upon the expiration or obsolescence of any previously delivered form according to Governmental Requirement, duly executed and completed by it, and (ii) comply from time to time with all Governmental Requirements with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided and such party is obligated by law to withhold, then Borrower or Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

         3.19  Fees.

         (a) Treatment of Fees. The fees described in this Section 3.19 (i) are not compensation for the use, detention, or forbearance of money, (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (iii) are payable in accordance with Section 3.1(b), (iv) are non-refundable, (v) to the fullest extent permitted by applicable law, bear interest, if not paid when due, at the Default Rate, and (vi) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this Section 3.19 are in all events subject to the provisions of Section 3.8.

         (b) Agent Fees. Borrower shall pay to each Agent, solely for their own accounts, the fees described in the letter agreement(s) between Borrower and Agents dated the same date as this Agreement, as such letter agreement(s) may be modified or amended from time to time.

         (c)   Commitment Fees.

               (i) Borrower shall pay to Administrative Agent, for the account of Lenders, the commitment fees described in the letter agreement(s) between Borrower and Agents.

               (ii) Within five (5) days after Administrative Agent sends Borrower notice of the amount thereof, Borrower agrees to pay to Administrative Agent, for the ratable account of Lenders, a quarterly unused fee equal to the product of (A) the average Unused Commitment for each quarter during the term hereof, times (B) the applicable rate per annum set forth opposite the average Commitment Usage below:

===============================================================================================
            Average Commitment Usage                            Applicable Percentage Per Annum
===============================================================================================
Less than the Total Commitment times 33-1/3%                                  0.25%
-----------------------------------------------------------------------------------------------
Equal to or greater than the Total Commitment                                 0.20%
   times 33-1/3% but less than the Total
      Commitment times 66-2/3%

Equal to or greater than the Total Commitment times                           0.15%
   times 66-2/3%
===============================================================================================

         Such commitment fee shall be due and payable quarterly in arrears for each fiscal quarter ending on March, June, September, and December during the term hereof, commencing with the quarter ending on June 30, 2000, based upon average Unused Commitment during the applicable quarter. Solely for purposes of this Section 3.19(c)(ii), "ratable" means, for any calculation period, with respect to any Lender, the proportion that (A) the average Unused Commitment of such Lender during the period bears to (B) the aggregate amount of the average Unused Commitment during the period.

         3.20 Option to Replace Lenders. If any Lender shall make demand for payment or reimbursement pursuant to Section 3.14(b) or Sections 3.15(a), (b),
(c), or (d) or notifies Borrower of the occurrence of the circumstances described in Section 3.16, then, provided that (a) no Default has occurred and is continuing, and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may terminate the Commitment of such Lender, in whole but not in part, by either (i) (A) giving such Lender and Administrative Agent not less than five (5) Business Days' written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Administrative Agent and shall specify the date of such termination, and (B) paying such Lender (and there shall become due and payable) on such date the outstanding Principal Debt of all Borrowings made by such Lender, all interest thereon, and any other Obligation owed to such Lender (including any amounts payable under Section 3.17), if any, or (ii) pursuant to the provisions of Section 13.11, proposing the introduction of a replacement Lender satisfactory to Administrative Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all the foregoing conditions, such Lender that is being terminated shall cease to be a "Lender" for purposes of this Agreement, provided that Borrower shall continue to be obligated to such Lender under Section 7.12 with respect to Indemnified Liabilities (as defined in Section 7.12) arising prior to such termination.

                                    SECTION 4

                       UNENCUMBERED PROPERTIES; GUARANTIES

         4.1 Unencumbered Properties. Borrower shall not permit, as of any date, the ratio of the Companies' Unsecured Debt to the Unencumbered Property Value of all Unencumbered Properties to exceed 0.50 to 1.0. For purposes of the foregoing, "Unencumbered Property Value" means, as of any determination date, the sum of (without duplication):

         (a) the EBITDA Value of each Unencumbered Property owned by Borrower or a Subsidiary Guarantor for, and in which construction was completed and a certificate of occupancy was issued, more than twelve (12) months prior to such determination date; plus

         (b) the EBITDA Value of each Unencumbered Property owned by Borrower or a Subsidiary Guarantor for, and in which construction was completed by a Company and a certificate of occupancy was issued, less than twelve (12) months prior to such determination date and that has an Occupancy Rate of at least eighty-five percent (85%) for three (3) consecutive months; plus

         (c) if 123 North Wacker Drive is an Unencumbered Property, then the Approved Costs of such Property until December 31, 2002 and, thereafter, the EBITDA Value of such Property; plus

         (d)   the Approved Costs of each Unencumbered Property not included in
(a) through (c) above.

Notwithstanding the foregoing, Unencumbered Property Value shall be limited as follows:

               (i) the aggregate amount of Approved Costs (other than with respect to 123 North Wacker Drive) included in the calculation of Unencumbered Property Value attributable to (x) Unencumbered Properties under construction and (y) Unencumbered Properties owned by Borrower or a Subsidiary Guarantor for, or in which construction work was completed and a certificate of occupancy was issued, less than twelve (12) months prior to the date of determination and that have Occupancy Rates of less than eighty-five percent (85%), shall not exceed the lesser of (A) $90,000,000, and (B) fifteen percent (15%) of Unencumbered Property Value;

               (ii) the amount of Approved Costs or EBITDA Value, as the case may be, included in the calculation of Unencumbered Property Value attributable to any single Unencumbered Property shall not exceed twenty percent (20%) of Unencumbered Property Value;

               (iii) if any Company that owns any Unencumbered Property described above has any minority interests, then Unencumbered Property Value shall be adjusted to exclude the minority interests' Share of such Unencumbered Property.

As of the Closing Date, the Unencumbered Properties consist of the Unencumbered Properties listed on Schedule 4.1. No Unencumbered Property can have a value, calculated as provided above, of less than $0.00.

         4.2 Negative Pledge Agreements. Borrower shall not, and shall not permit any other Company to, enter into or permit to exist any arrangement or agreement (other than the Loan Documents) that directly or indirectly prohibits any Company from (a) creating or incurring any Lien (other than Permitted Liens) on any Unencumbered Property, or (b) transferring ownership of any Unencumbered Property.

         4.3   Guaranties.

         (a) PPT Guaranty. Pursuant to the PPT Guaranty, PPT shall unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation.

         (b) Subsidiary Guaranty. Pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty, each Company that owns an Unencumbered Property shall unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation subject to the last two sentences of Section 4.4.

         (c) Release of Specific Subsidiary Guarantors. If, as of any date, any Property owned by a Subsidiary Guarantor is no longer an Unencumbered Property, then Administrative Agent shall, upon the written request of Borrower, release such Subsidiary Guarantor from the Subsidiary Guaranty pursuant to a release of guaranty in the form attached to the Subsidiary Guaranty, unless a Default exists or would result from such release.

         4.4 Unencumbered Properties Held by Consolidated Affiliates. Notwithstanding anything contained herein to the contrary, Unencumbered Properties may include Properties owned by a Consolidated Affiliate of Borrower only if (a) in the case of (i) the Terramics Entities, Borrower or PPT owns or controls, directly or indirectly, at least eighty-nine percent (89%) of the issued and outstanding Stock of such Consolidated Affiliate free and clear of any Liens (other than Permitted Liens) or other restrictions on the sale or pledge thereof, and (ii) Consolidated Affiliates other than the Terramics Entities, Borrower or PPT owns or controls, directly or indirectly, at least ninety-five percent (95%) of the issued and outstanding Stock of such Consolidated Affiliate free and clear of any Liens (other than Permitted Liens) or other restrictions on the sale or pledge thereof, (b) a majority of the holders of the Stock of such Consolidated Affiliate has the power to cause such Consolidated Affiliate to execute the Subsidiary Guaranty, grant Liens in the Unencumbered Properties owned by such Consolidated Affiliate, and transfer ownership of the Unencumbered Properties owned by such Consolidated Affiliate,
(c) such Consolidated Affiliate has not (i) created, incurred, assumed, guaranteed, or suffered to exist any Liabilities, other than (A) the Obligation,
(B) trade payables created in the ordinary course of business, (C) endorsements of negotiable instruments in the ordinary course of business, (D) contingent Liabilities covered by reserves or insurance, (E) the guaranty of the obligations of Borrower pursuant to that certain Credit Agreement dated as of October 13, 1998, executed by Borrower, Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Administrative Agent and Syndication Agent, the Documentation Agent defined therein, and the Lenders defined therein, and (F) equipment leases incurred in the ordinary course of business, (d) such Consolidated Affiliate has not created, incurred, or suffered or permitted to be created or incurred or to exist any Lien upon any of its assets (other than Permitted Liens), (e) such Consolidated Affiliate has executed the Subsidiary Guaranty (except for the Consolidated Affiliates that own the Maryland Properties, subject to the immediately following sentence), and (f) such Consolidated Affiliate is not a general partnership. Notwithstanding the foregoing, any Consolidated Affiliate may guarantee any Unsecured Debt of Borrower or PPT, which guarantee shall be pari passu with the obligations of such Consolidated Affiliate under the Subsidiary Guaranty. Unencumbered Properties may include any Maryland Property without the applicable Consolidated Affiliate that owns such Maryland Property executing the Subsidiary Guaranty until the earlier of (x) January 1, 2001, and (y) such time as such Consolidated Affiliate no longer owns such Maryland Property or such Maryland Property no longer qualifies as an Unencumbered Property. Unencumbered Properties shall not include any Maryland Property on or after January 1, 2001 unless the applicable Consolidated Affiliate that owns such Maryland Property has executed the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty and delivered to Administrative Agent such documents as Administrative Agent shall reasonably request to evidence such Consolidated Affiliate's authority to enter into the transactions contemplated thereby and such Maryland Property otherwise qualifies as an Unencumbered Property.

         4.5 Minimum Unencumbered Property Value. Borrower shall not permit Unencumbered Property Value, as of any date, to be less than $500,000,000.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1 Conditions to Initial Borrowing. The obligations of Lenders to make the initial Borrowing is subject to satisfaction of the following conditions precedent on or before the Closing Date:

         (a) Borrower Documents. Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated as of the Closing Date:

               (i) Certified copies of its Certificate of Limited Partnership, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which an Unencumbered Property owned by Borrower is located (to the extent that qualification is required by applicable law) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

               (ii) An Officer's Certificate of Borrower certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

               (iii) Executed originals of this Agreement, the Notes, and the other Loan Documents; and

               (iv) Such other documents as Administrative Agent may reasonably request.

         (b) Guarantor Documents. Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each Guarantor, each, unless otherwise noted, dated as of the Closing Date:

               (i) Certified copies of each Guarantor's Constituent Documents, together with a good standing certificate from each Guarantor's jurisdiction of incorporation or formation and each other state in which an Unencumbered Property owned by each Guarantor is located (to the extent that qualification is required by applicable law), and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

               (ii) Officer's Certificate of each Guarantor certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party;

               (iii) Executed originals of the Loan Documents to which it is a party; and

               (iv) Such other documents as Administrative Agent may reasonably request.

         (c) Opinions of Counsel for Borrower and Guarantors. The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinion of counsel for the Obligors, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit F and as to such other matters as Agents, acting on behalf of the Credit Parties, may reasonably request.

         (d) Fees. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in Section 3.19.

         (e) Unencumbered Property Report and Compliance Certificate. Borrower shall have delivered an Unencumbered Property Report and a Compliance Certificate, each dated as of March 31, 2000.

         (f) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         (g) Termination of Credit Facility. Borrower shall have terminated the commitments of the lenders under that certain Credit Agreement dated as of December 30, 1997, executed by and among Borrower, Administrative Agent, Syndication Agent, and the lenders defined therein and Borrower shall have paid to such lenders the Obligation (as defined in such Credit Agreement) outstanding thereunder.

         5.2 Conditions to all Borrowings. The obligations of Lenders to make all Borrowings (including the initial Borrowing) are subject to the following conditions precedent:

         (a) Notice of Borrowing. Administrative Agent shall have received, in accordance with the provisions of Section 2.2, an originally executed Borrowing Request signed by a Responsible Officer of Borrower.

         (b) Representations and Warranties; Performance of Agreements. The representations and warranties in Loan Documents are true, correct, and complete in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

         (c) No Default. No Potential Default, Default, or Material Adverse Event exists or would be caused by the making of such Borrowing.

         (d) No Injunction or Restraining Order. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Lender from making the Borrowing to be made by it.

         (e) No Violation. The making of the Borrowing shall not violate any Governmental Requirement, including, without limitation, Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.

         5.3 Conditions Generally. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Lenders may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Governmental Requirements, such funding shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lenders specifically waive each item in writing.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Credit Parties as follows:

         6.1 Purpose of Credit Facility. Borrower shall use proceeds of the Borrowings hereunder to pay Indebtedness, acquire, subject to Section 8.5, office and industrial Properties, raw land, properties under construction, partnership interests, interests in other Persons, investments in mortgages and loans, and other acquisitions or investments permitted hereunder, and for construction costs and working capital purposes of the Companies. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing shall be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including the provisions of Regulation U.

         6.2 Existence, Good Standing, Authority and Compliance. Each Company is duly formed, validly existing and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated or formed as identified on Schedule 6.2 (as supplemented from time to time). Each Company (a) is duly qualified to transact business and is in good standing as a foreign trust, corporation, partnership, limited liability company, or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, which jurisdictions are identified on Schedule 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents), except where the failure to so qualify could not result in a Material Adverse Event, (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Governmental Requirements.

         6.3 Affiliates. Borrower has no Consolidated Affiliates or Unconsolidated Affiliates except as disclosed on Schedule 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents).

         6.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Document or related document to which it is a party, and the performance by it of its obligations thereunder, (a) are within its trust, corporate, limited liability company, or partnership power, (b) have been duly authorized by all necessary trust, corporate, limited liability company, or partnership action of such Person, (c) require no action by or filing with any Governmental Authority, (d) do not violate any provision of its Constituent Documents, (e) do not violate any provision of any Governmental Requirement or order of any Governmental Authority applicable to it, (f) do not violate any material agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company, other than pursuant to the Loan Documents.

         6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document to which it is a party shall constitute a legal and binding obligation of each Company, enforceable against such Company in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

         6.6 Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal audit adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents or disclosed in the Current Financials, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials. The fiscal year of each Company ends on December 31.

         6.7 Litigation. Except as disclosed on Schedule 6.7, no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to such Company or the Companies, taken as a whole or, if so adversely determined, is a Material Adverse Event. No outstanding and unpaid final and non-appealable judgments against any Company exist which could result in a Material Adverse Event.

         6.8   Taxes.

         (a) All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency or are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided.

         (b) As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Code) of which any Company is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them (except for taxes being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise acceptable to Administrative Agent have been provided). The charges, accruals, and reserves on the books of the Companies in respect of taxes or other governmental charges are, in the opinion of the Companies, adequate.

         (c)   PPT qualifies as a REIT.

         6.9 Environmental Matters. Except as disclosed on Schedule 6.9, and except where the breach of any of the following representations could not result in a Material Adverse Event, (a) no environmental condition or circumstance exists that materially and adversely affects any Company's properties or operations, (b) no Company has received any report of any Company's violation of any Environmental Law that has not been remedied, (c) no Company knows that any Company is under any obligation to remedy any violation of any Environmental Law, or (d) to the best of Borrower's knowledge, no facility of any Company is or has been used for storage, treatment, or disposal of any Hazardous Substance, except for (i) the storage and use of cleaning and maintenance materials, used and stored in commercially reasonable quantities and in compliance with applicable Environmental Laws, and (ii) light manufacturing and distribution activities of tenants, in compliance with applicable Environmental Laws, provided that such tenants are not primarily engaged in the treatment, processing, recycling, or disposal of any Hazardous Substance, or for any other use that would give rise to the release of any Hazardous Substance on such facility. Each Company has taken prudent steps to determine that its properties and operations do not violate any Environmental Law.

         6.10 Employee Plans. Except where occurrence or existence could not reasonably be expected to result in a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multi-employer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         6.11 Properties; Liens. Each Company has good title to all of its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by Section 8.7 or Section 8.8). Except for Permitted Liens, no Lien exists on any Unencumbered Property, and the execution, delivery, performance, or observance of the Loan Documents shall not require or result in the creation of any Lien on any Unencumbered Property.

         6.12 Locations. Each Company's chief executive office is located at the address set forth on Schedule 6.2 (as supplemented from time to time). Each Company's books and records are located at its chief executive office.

         6.13 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         6.14  Transactions with Affiliates. Except as disclosed on Schedule
6.14 (as supplemented from time to time if the disclosures are approved by Administrative Agent), no Company is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         6.15 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         6.16 Labor Matters. No actual or, to Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could reasonably be expected to result in a Material Adverse Event exist. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any non-payment that are not, individually or collectively, a Material Adverse Event.

         6.17 Solvency. On each Borrowing Date, each Company is, and after giving effect to the requested Borrowing will be, Solvent.

         6.18 Full Disclosure. Each material fact or condition relating to the financial condition or business of the Companies which could reasonably be expected to result in a Material Adverse Event has been disclosed to Administrative Agent. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to Administrative Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or based on good faith estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any material fact the existence of which or the omission of which could be or result in a Material Adverse Event.

         6.19 Exemption from ERISA; Plan Assets. PPT is a "real estate operating company" within the meaning of 29 C.F.R.ss. 2510.3-101(e) (or any successor regulation) and the assets of the Companies would not be deemed "plan assets" as defined in 29 C.F.R.ss. 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         So long as Lenders are committed to fund any Borrowings under this Agreement and until the Obligation is paid in full, Borrower covenants and agrees as follows:

         7.1 Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent (with sufficient copies for each Lender):

         (a) Annual Financial Statements. Promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of PPT, Financial Statements of PPT showing the consolidated financial condition and results of operations of PPT as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of an accounting firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements of PPT were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of PPT; and (B) a Compliance Certificate.

         (b) Periodic Financial Statements. Promptly after preparation, and no later than forty-five (45) days after the last day of each fiscal quarter (except the last) of PPT: (i) Financial Statements of PPT showing the consolidated financial condition and results of operations of PPT for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter; and (ii) a Compliance Certificate.

         (c)   Other Reports.

               (i) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to Borrower and PPT or their financial records.

               (ii) Promptly upon its becoming available, each press release and each regular or periodic report and any registration statement or prospectus in respect thereof filed by Borrower or PPT with, or received by Borrower or PPT in connection therewith from, any securities exchange or the Securities and Exchange Commission, or any successor agency thereof, including, without limitation, each Form 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission.

               (iii) Promptly after the mailing or delivery thereof, copies of all material reports or other information from Borrower or PPT to its shareholders or partners (other than reports or other information delivered only to Responsible Officers or other employees of Borrower or PPT).

         (d) Unencumbered Property Report. Promptly after the preparation, and no later than forty-five (45) days after the last day of each fiscal quarter of Borrower, an Unencumbered Property Report and certifying compliance with Section 4.1.

         (e) Unencumbered Property Information. Promptly upon reasonable request by Administrative Agent, information concerning the Unencumbered Properties, including, without limitation, rent rolls, operating statements, Capital Expenditure budgets, copies of leases, copies of tenant financial statements, agings of rent payments, copies of existing environmental assessments, and copies of existing property inspection reports.

         (f) Notices. Notice, promptly after a Responsible Officer of Borrower knows of (i) the existence and status of any Litigation that, if determined adversely to any Company, could reasonably be expected to result in a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document which could be or result in a Material Adverse Event, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law (which individually or collectively with other violations or allegations could reasonably be expected to result in a Material Adverse Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take.

         (g) Change in Control. Promptly upon any Change in Control, notice of such event together with a description of the transaction giving rise thereto.

         (h) Other Information. Promptly upon reasonable request by Administrative Agent, information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies and opinions, certifications, and documents in addition to those mentioned in this Agreement.

         7.2 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented in this Agreement.

         7.3 Books and Records. Borrower shall, and shall cause each Company to, maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         7.4 Inspections. Upon reasonable notice and during normal business hours, Borrower shall, and shall cause each Company to, allow Administrative Agent (or its Representatives) to inspect any of their respective properties (subject to the inspection rights in any tenant leases), to review reports, files, and other records and to make and take away copies, and to discuss in the presence of Borrower or such other Company any of its affairs, conditions and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

         7.5 Taxes. Borrower shall, and shall cause each Company to, promptly pay prior to delinquency any and all Taxes, other than Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

         7.6 Payment of Obligations. Borrower shall, and shall cause each Company to, promptly pay (or renew and extend) all of their respective obligations as they become due (unless any such obligations are being contested in good faith by appropriate proceedings and against which reserves or other provisions required by GAAP have been made, except where the failure to so pay (or renew or extend) could not result in a Material Adverse Event).

         7.7 Expenses. Borrower shall promptly pay following demand (a) all costs, fees, and expenses paid or incurred by Agents in connection with the arrangement, syndication, and negotiation of the loan evidenced by this Agreement and the other Loan Documents and the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent (including in each case the reasonable fees and expenses of any Agent's counsel), and (b) all costs, fees, and expenses of Agents and, after a Default, Lenders incurred by any Agent or, after a Default, any Lender in connection with the enforcement of the obligations of any Obligor arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including reasonable attorneys' fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until repaid.

         7.8 Maintenance of Existence, Assets, and Business. Each Company shall (a) maintain its trust, partnership, limited liability company, or corporate existence in good standing in its state of organization, and (b) except where not a Material Adverse Event (i) maintain its authority to transact business in good standing in all other states, (ii) maintain all licenses, permits, franchises, and Governmental Requirements necessary for its business, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         7.9 Insurance. Borrower shall, and shall cause each Company to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance reasonably acceptable to Administrative Agent concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At Administrative Agent's request, Borrower shall, and shall cause each Company to, deliver to Administrative Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

         7.10 Preservation and Protection of Rights. Borrower shall, and shall cause each other Obligor to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as any Agent may reasonably deem necessary or appropriate to preserve and protect the Rights of the Credit Parties under any Loan Document.

         7.11 Environmental Laws. Borrower shall, and shall cause each Company to, (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws, except to the extent noncompliance could not reasonably be expected to result in a Material Adverse Event, (b) promptly deliver to Administrative Agent a copy of any written notice received from any Governmental Authority alleging that any Company is not in compliance with any Environmental Law, where such notice or non-compliance could result in a Material Adverse Event, and (c) promptly deliver to Administrative Agent a copy of any written notice received from any Governmental Authority alleging that any Company has any potential environmental Liability that could result in a Material Adverse Event.

         7.12  Indemnification.

         (a)   As used in this section: (i) "Indemnitor" means the Obligors;
(ii) "INDEMNITEE" means each Credit Party, each present and future Affiliate of each Credit Party, each present and future Representative of each Credit Party, or any of such Affiliates, and each present and future successor and assign of each Credit Party, or any of such Affiliates or Representatives; and (iii) "INDEMNIFIED LIABILITIES" means all present and future, known and unknown, fixed and contingent, administrative, investigative, judicial, and other claims, demands, actions, causes of action, investigations, suits, proceedings, amounts paid in settlement, damages, judgments, penalties, court costs, liabilities, and obligations -- and all present and future costs, expenses, and disbursements (including, without limitation, all reasonable attorneys' fees and expenses whether or not suit or other proceeding exists or any Indemnitee is party to any suit or other proceeding) in any way related to any of the foregoing -- that may at any time be imposed on, incurred by, or asserted against any Indemnitee and in any way relating to or arising out of any (A) Loan Document, transaction contemplated by any Loan Document, or any Property, (B) Environmental Liability in any way related to any Company, any Property, or any act, omission, status, ownership, or other relationship, condition, or circumstance contemplated by, created under, or arising pursuant to or in connection with any Loan Document, or (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

         (b) Each Indemnitor shall jointly and severally indemnify each Indemnitee from and against, protect and defend each Indemnitee from and against, hold each Indemnitee harmless from and against, and on demand pay or reimburse each Indemnitee for, all Indemnified Liabilities.

         (c) The foregoing provisions (i) are not limited in amount even if that amount exceeds the Obligation, (ii) include, without limitation, reasonable fees and expenses of attorneys and other costs and expenses of Litigation or preparing for Litigation and damages or injury to Persons, property, or natural resources arising under any statutory or common law, punitive damages, fines, and other penalties, and (iii) are not affected by the source or origin of any Hazardous Substance, and (iv) are not affected by any Indemnitee's investigation, actual or constructive knowledge, course of dealing, or waiver.

         (d) No Indemnitee is entitled to be indemnified under the Loan Documents for its or its Representatives' own fraud, gross negligence, or willful misconduct.

         (e) The provisions of and indemnification and other undertakings under this section survive the satisfaction of the Obligation and the termination of the Loan Documents.

         7.13 REIT Status. At all times, PPT (including its organization and method of operations and those of its Consolidated Affiliates) shall qualify as a REIT.

         7.14 ERISA Exemptions. PPT shall qualify as a "real estate operating company" under the 29 C.F.R. ss. 2510.3-101(e) (or any successor regulation) or other appropriate exemption such that its assets shall not be deemed "plan assets" as defined in 29 C.F.R. ss. 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

         7.15 Listed Company. The common Stock of PPT shall at all times be listed for trading and be traded on either the New York Stock Exchange or American Stock Exchange.

                                    SECTION 8

                               NEGATIVE COVENANTS

         So long as Lenders are committed to fund any Borrowings under this Agreement and until the Obligation is paid in full, Borrower covenants and agrees as follows:

         8.1 Payment of Obligations. Borrower shall not, and shall not permit any Company to, voluntarily prepay principal of, or interest on, any Liabilities other than the Obligation, if a Default exists.

         8.2 Employee Plans. Except where a Material Adverse Event would not result, Borrower shall not, and shall not permit any Company to, permit any of the events or circumstances described in Section 6.10 to exist or occur.

         8.3   Transactions with Affiliates. Except as disclosed on Schedule
6.14 (as supplemented from time to time to reflect changes as a result of transactions permitted by this Agreement or approved by the Required Lenders), Borrower shall not, and shall not permit any Company to, enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         8.4 Compliance with Governmental Requirements and Documents. Borrower shall not, and shall not permit any Company to, (a) violate the provisions of any Governmental Requirements applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, could reasonably be expected to result in Material Adverse Event,
(b) violate the provisions of its Constituent Documents where such violation could result in a Material Adverse Event, or (c) repeal, replace, or amend any provision of its Constituent Documents if that action could reasonably be expected to result in a Material Adverse Event.

         8.5 Loans, Advances, and Investments. Without the prior written consent of the Required Lenders, no Company shall have or make any investments in:

         (a) Properties consisting of raw land exceeding in the aggregate five percent (5%) of Total Assets;

         (b) Properties under construction having actual and budgeted costs exceeding in the aggregate twenty percent (20%) of Total Assets (including the total budgeted project costs for all Properties under construction); provided that the Companies may not have Properties under construction that are less than fifty percent (50%) pre-leased having actual and budgeted costs exceeding in the aggregate fifteen percent (15%) of Total Assets (including the total budgeted project costs for all Properties under construction);

         (c) Except for Borrower's investment in Broadmoor, Investments in Joint Ventures exceeding in the aggregate twenty percent (20%) of Total Assets;

         (d) Loans, mortgages, advances, and extensions of credit to Persons exceeding in the aggregate ten percent (10%) of Total Assets;

         (e) The Stock of Persons that are neither Consolidated Affiliates nor Investments in Joint Ventures exceeding in the aggregate five percent (5%) of Total Assets; or

         (f) The investments described in (a) through (e) above exceeding in the aggregate (without duplication) thirty percent (30%) of the sum of (i) Total Assets, and (ii) to the extent not included in the calculation of Total Assets, budgeted project costs for all Properties under construction.

         8.6 Distributions and Redemptions. Borrower shall not, and shall not permit any Company to, declare, make, or pay any Distribution other than (a) Permitted Distributions, (b) Distributions declared, made, or paid by (i) any Company wholly in the form of its Stock, and (ii) any Company (other than Borrower) to Borrower or to PPT, and (c) Distributions paid to the holders of PPT's Stock who simultaneously use the proceeds of such Distributions to purchase additional shares of PPT's Stock pursuant to a dividend reinvestment program; provided that the amount of any Distributions made pursuant to clauses
(b) and (c) shall not be limited by clause (a). Borrower shall not, and shall not permit any Company to, declare, make, or pay any Redemptions (net of the amount of any Net Proceeds from the resale of Stock previously redeemed pursuant to a Permitted Redemption) other than Permitted Redemptions. Borrower shall not, and shall not permit any Company to, enter into or permit to exist any arrangement or agreement (other than this Agreement) that prohibits it from paying Distributions to its shareholders, partners, or members. Nothing in this
Section 8.6 restricts the issuance by any Company of preferred Stock solely because such Stock requires the payment of Distributions with respect to such Stock prior to the payment of Distributions with respect to common Stock.

         8.7 Sale of Assets. Neither Borrower nor PPT shall sell, assign, lease, transfer, or otherwise dispose of all or substantially all of its assets.

         8.8 Mergers and Dissolutions. Borrower shall not, and shall not permit any Obligor to, merge or consolidate with any other Person or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution); provided, however, that the foregoing shall not operate to prevent mergers or consolidations of any Company into Borrower or another Company (if such transaction does not reduce the net worth of the Companies determined in accordance with GAAP).

         8.9 Assignment. Borrower shall not, and shall not permit any Company to, assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         8.10 Fiscal Year and Accounting Methods. Without the prior written consent of Administrative Agent, Borrower shall not, and shall not permit any Company to, change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

         8.11 New Businesses. Borrower shall not, and shall not permit any Company to, engage in any type of business except the types of businesses in which they are presently engaged and any other reasonably related business.

         8.12 Government Regulations. Borrower shall not, and shall not permit any Company to, conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         8.13 Amendment of Constituent Documents. Borrower shall not permit any amendment of any Company's Constituent Documents, if any, which would materially and adversely affect Agents or Lenders or their respective Rights under the Loan Documents.

         8.14 Interest Rate Agreements. Borrower shall not permit the Companies' Indebtedness that is not either subject to a fixed interest rate or hedged pursuant to an Interest Rate Agreement acceptable to

Administrative Agent ("Variable Rate Debt") to exceed twenty-five percent (25%) of Total Assets as of such date; provided that the Companies' Variable Rate Debt may exceed twenty-five percent (25%) of Total Assets for a period of time not to exceed ninety (90) days if Borrower is diligently seeking Interest Rate Agreements with respect to such Indebtedness or is in the process of incurring fixed rate Indebtedness or an Equity Issuance in order to comply with the requirements of this Section 8.14.

                                    SECTION 9

                               FINANCIAL COVENANTS

         So long as Lenders are committed to fund Borrowings under this Agreement and until the Obligation is paid and performed in full, Borrower covenants and agrees with Administrative Agent and Lenders that Borrower shall not directly or indirectly permit:

         9.1 Minimum Tangible Net Worth. As of any date, the Tangible Net Worth to be less than (a) $1,000,000,000, plus (b) eighty percent (80%) of the amount of Net Proceeds of any Equity Issuances subsequent to the Closing Date, minus (c) eighty percent (80%) of the amount of any Permitted Redemptions subsequent to the Closing Date.

         9.2   Total Indebtedness to Total Assets. As of any date, the ratio of
(a) all Indebtedness of the Companies, on a consolidated basis, to (b) Total Assets to exceed 0.55 to 1.0.

         9.3 Maximum Secured Debt. As of any date, the ratio of (a) Secured Debt of the Companies, on a consolidated basis, to (b) Total Assets to exceed
0.475 to 1.0.

         9.4   Recourse Debt.

         (i) As of any date, the Companies, individually or on a consolidated basis, to incur, guaranty, or otherwise be or become, directly or indirectly, liable in respect of any Recourse Debt (other than Permitted Recourse Debt).

         (ii) As of any date, the ratio of (a) all Recourse Debt (other than construction loans in which the commitment amount does not exceed seventy-five percent (75%) of the aggregate budgeted project costs agreed to by Borrower and the lender providing such construction loans) of the Companies, on a consolidated basis, to (b) Unencumbered Property Value to exceed 0.75 to 1.0.

         (iii) As of any date, the ratio of (a) all Recourse Debt of the Companies, on a consolidated basis, to (b) Unencumbered Property Value to exceed
1.0 to 1.0.

         9.5   Interest and Debt Service Coverage Ratios.

         (a) As of any date, the ratio of (i) Aggregate EBITDA, to (ii) Interest Expense of the Companies, on a consolidated basis, in each case for the twelve (12) month period ending on the date of determination, to be less than
2.0 to 1.0. For purposes of the foregoing, Aggregate EBITDA and Interest Expense shall include each Company's (as the case may be, but without duplication) Share of Aggregate EBITDA and Interest Expense of their respective Unconsolidated Affiliates.

         (b) As of any date, the ratio of (i) Adjusted Property EBITDA for the Unencumbered Properties owned by Borrower or a Subsidiary Guarantor as of such date, to (ii) Assumed Interest Expense, on a consolidated basis, to be less than
2.0 to 1.0.

         (c) As of any date, the ratio of (i) (A) Aggregate EBITDA, minus (B) Non-Incremental Capital Expenditures (other than of Broadmoor), to (ii) Debt Service, in each case for the twelve (12) month period ending on the date of determination, to be less than 1.75 to 1.0. For purposes of the foregoing, Aggregate EBITDA, Non-Incremental Capital Expenditures, and Debt Service shall include each Company's (as the case may be, but without duplication) Share of Aggregate EBITDA, Non-Incremental Capital Expenditures, and Debt Service of their respective Unconsolidated Affiliates.

         (d) As of any date, the ratio of (i) Adjusted Property EBITDA for the Unencumbered Properties owned by Borrower or a Subsidiary Guarantor as of the date of determination that has an Occupancy Rate of at least eighty-five percent (85%), to (ii) the outstanding Unsecured Debt of the Companies as of such date, to be less than 0.13 to 1.00.

         (e)   As of any date, the ratio of (i) Adjusted Aggregate EBITDA, to
(ii) Fixed Charges, in each case for the twelve (12) month period ending on the date of determination, to be less than 1.6 to 1.0.

For purposes of calculating any of the financial covenants in this Section 9,
(x) (i) Indebtedness shall not include any Indebtedness of any Company that has been defeased, (ii) Total Assets shall not include any assets of any Company that have been used to defease any Indebtedness of any Company, (iii) Aggregate EBITDA, Adjusted Property EBITDA, and other income items shall not include any income on or with respect to any assets of any Company that have been used to defease any Indebtedness of any Company, and (iv) Interest Expense shall not include any Interest Expense with respect to any Indebtedness that has been defeased (except to the extent that such Interest Expense exceeds any income excluded pursuant to clause (iii)); provided that the aggregate principal amount of all Indebtedness that has been defeased shall not exceed $100,000,000 at any time outstanding without the prior written consent of each Agent, and (y) the definitions of Adjusted Aggregate EBITDA, Adjusted Property EBITDA, Indebtedness, Secured Debt, Recourse Debt, Aggregate EBITDA, Interest Expense, Non-Incremental Capital Expenditures, Debt Service, Unsecured Debt, and Fixed Charges shall include (without duplication) the Companies' Share of such amounts for their Unconsolidated Affiliates (other than Broadmoor).

                                   SECTION 10

                                     DEFAULT

         The term "Default" means the occurrence of any one or more of the following events:

         10.1  Payment of Obligation.

         (a) The failure of Borrower or PPT to pay any Principal Debt of the Obligation at maturity (whether by its terms or by acceleration); or

         (b) The failure of Borrower or PPT to pay any of the Obligation (other than any Principal Debt at maturity (whether by its terms or by acceleration)) when it becomes due and payable under the Loan Documents, and (i) for the first (1st) and second (2nd) such failures, if any, occurring during any calendar year, such failure shall continue for three (3) days after written notice thereof from Administrative Agent to Borrower, and (ii) for any other such failures, if any, such failure shall continue for five (5) days after such payment became due and payable.

         10.2 Covenants. The failure of Borrower (and, if applicable, any Company) to punctually and properly perform, observe, and comply with:

         (a)   any covenant or agreement contained in Section 7.1; or

         (b) any other covenant or agreement contained in any Loan Document (other than the covenants to pay the principal of and interest on the Obligation and the covenants in (a) preceding), and such failure shall continue for (i) thirty (30) days after the earlier to occur of the date (A) Borrower knows of, or (B) Borrower receives notice from Administrative Agent of, such failure, or
(ii) seventy-five (75) days after such earlier date if such failure is not capable of being cured within thirty (30) days and Borrower is diligently pursuing cure thereof.

         10.3 Debtor Relief. Any Company (a) is not Solvent, (b) fails to pay its Liabilities generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).

         10.4 Judgments and Attachments. Any Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against such Company's assets having a value (individually or collectively) of $1,000,000 unless such judgment, order for payment, warrant of attachment, sequestration, or similar proceeding is (a) stayed on appeal, (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP, or (c) covered by insurance acceptable to Administrative Agent.

         10.5  Government Action.

         (a) A final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) requiring any Company to divest all or a substantial portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Governmental Requirements, or

         (b) any Governmental Authority seizes or otherwise appropriates, or takes custody or control of, all or any substantial portion of the assets of any Company, other than through condemnation proceeding.

         10.6 Misrepresentation. Any material representation or warranty made by any Company contained in any Loan Document at any time proves to have been incorrect in any material respect when made and such misrepresentation shall continue for thirty (30) days after the earlier to occur of the date (a) Borrower knows of, or (b) Borrower receives notice from Administrative Agent of, such misrepresentation.

         10.7  Default Under Other Agreements.

         (a) Any Company or Companies shall fail to make any payment in respect of any Recourse Debt in excess (individually or collectively at any time) of $5,000,000 when due or within any applicable grace period or otherwise granted by the lender thereof; or

         (b) A default shall occur in respect of credit agreement, note, mortgage, indenture, or other agreement or document evidencing, securing, or otherwise relating to any Recourse Debt in excess (individually or collectively at any time) of $5,000,000 (other than a failure to make any payment when due in respect of any such Recourse Debt) and such default shall continue for more than the period of grace, if any, specified therein or otherwise granted by the lender thereof; or

         (c) The acceleration of the maturity of any Non-Recourse Debt in excess (individually or collectively during the term of this Agreement) of $125,000,000 of any Company or Companies; or

         (d) The acceleration of the maturity of any Non-Recourse Debt in which the Companies' Share of the amount thereof is in excess (individually or collectively during the term of this Agreement) of $75,000,000 of any Unconsolidated Affiliate of any Company.

         10.8 Validity and Enforceability of Loan Documents. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Governmental Authority to be null and void or its validity or enforceability is contested by any Company, or any Company denies that it has any further liability or obligations under any Loan Document to which it is a party.

         10.9 Management Changes. During any period of twelve (12) consecutive calendar months, individuals who were directors or trustees of PPT on the first day of such period shall cease to constitute a majority of the board of directors of PPT; provided, however, that the directors or trustees of PPT may include new or replacement directors or trustees that (a) are an officer or employee of an Affiliate, (b) are required in order (as a practical matter) for the majority of the board of directors or trustees of PPT to be independent directors or trustees, or (c) are independent directors or trustees that are replacing another independent director or trustee whose term has expired or who has voluntarily resigned.

         10.10 Change in Control. A Change in Control shall occur.

         10.11 Plan Assets. The assets of the Companies at any time constitute assets, within the meaning of ERISA, the Code, and the respective regulations promulgated thereunder, of any Employee Plan or Multi-employer Plan.

                                   SECTION 11

                               RIGHTS AND REMEDIES

         11.1  Remedies Upon Default.

         (a)   Debtor Relief. If a Default (i) occurs under Section 10.3(c) or
(ii) occurs and is continuing under Section 10.3(a), (b) or (d), the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

         (b) Other Defaults. If a Default occurs and is continuing, subject to the terms of Section 13.9(b), then Administrative Agent, upon the request of the Required Lenders, may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), then declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Governmental Requirements of the State of Texas, or any other applicable jurisdiction.

         11.2 Waivers. To the extent permitted by applicable law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         11.3 Performance by Administrative Agent. If any covenant, duty, or agreement of Borrower is not performed in accordance with the terms of the Loan Documents, Administrative Agent may, while a Default exists, at its option, perform, or attempt to perform that covenant, duty, or agreement on behalf of Borrower (and any amount expended by Administrative Agent in its performance or attempted performance is payable by Borrower to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent's expenditure until paid). However, neither Administrative Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrower.

         11.4 Not in Control. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Agents or Lenders the Right to exercise control over the assets (including real property), affairs, or management of any Company.

         11.5 Course of Dealing. The acceptance by Agents or any Lender of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Credit Party of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Credit Party in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         11.6 Cumulative Rights. All Rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other Rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not Agents or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.7 Application of Proceeds. Any and all proceeds ever received by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.11.

         11.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, and all other documents and papers any Agent reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agents' and Lenders' remedies at law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section 11.8 may be specifically enforced.

                                   SECTION 12

                               AGENTS AND LENDERS

         12.1  Agents.

         (a) Appointment. Each Lender appoints Administrative Agent (including, without limitation, each successor Agent in accordance with this Section 12) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, for the benefit of Lenders; (vi) to promptly distribute to it all Financial Statements, Unencumbered Property Reports, notices received hereunder, and other items specifically required to be delivered to it hereunder, and, upon request, such other material information, requests, documents, and items received under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Governmental Requirement.

         (b) Successor. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Loan Documents. Administrative Agent may also voluntarily resign by giving thirty (30) days' prior written notice to Borrower and Lenders, and shall resign upon the request of the Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Loan Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If the Required Lenders fail to appoint a successor Administrative Agent within thirty (30) days after the resigning Administrative Agent has given notice of resignation or the Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P. If no successor Administrative Agent has been appointed by the Required Lenders or Administrative Agent, as provided above, then the retiring Administrative Agent's resignation shall nevertheless become effective forty-five (45) days after the retiring Administrative Agent's notice of resignation and the Required Lenders shall thereafter perform all of the duties of Administrative Agent hereunder and/or under any other Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent, as provided in this Section 12.1(b). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Loan

Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Loan Documents. If Borrower fails to respond to any written request for any consent required in this Section 12.1(b) within ten (10) days after the date that Borrower receives such request, then Borrower shall be deemed to have given its consent to such request.

         (c) Rights as Lender. Each Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as an Agent. The term "Lender," unless the context otherwise indicates, includes Agents. Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agents are not a fiduciary for Lenders or for Borrower but are simply acting in the capacities described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agents have no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that each Agent in its capacity as a Lender has the same Rights as any other Lender.

         (d) Other Activities. Any Credit Party may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or another Company, act as trustee or depositary for Borrower or another Company, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, no Credit Party is responsible to account to the other Credit Parties for those other activities, and no Credit Party shall have any interest in any other Credit Party's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by any Credit Party in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in any Credit Party's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by any Credit Party to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         (e) Syndication Agent. Syndication Agent, in such capacity, shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement. Syndication Agent (a) may voluntarily resign by notice to Administrative Agent, Lenders, and Borrower, and (b) shall resign upon the request of the Required Lenders for cause. Upon the resignation of Syndication Agent, the Required Lenders may elect to designate a successor Syndication Agent (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a Lender who is a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P.

         (f) Documentation Agent. Documentation Agent, in such capacity, shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement. Documentation Agent (a) may voluntarily resign by notice to Administrative Agent, Lenders, and Borrower, and (b) shall resign upon the request of the Required Lenders for cause. Upon the resignation of Documentation Agent, the Required Lenders may elect to designate a successor Documentation Agent (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a Lender who is a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P.

         12.2 Expenses. Should Administrative Agent commence any proceeding or in any way seek to enforce its Rights under the Loan Documents, irrespective of whether as a result thereof Administrative Agent shall acquire title to any collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent (including reasonable attorneys' fees and expenses) if Administrative Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any Lien in any of the collateral, or to enforce any rights of Administrative Agent or any of Borrower's or any other Company's obligations under any of the Loan Documents, but not with respect to any dispute between Administrative Agent and any other Lender(s). Any loss of principal and interest resulting from any Default shall be shared by Lenders in accordance with their respective Pro Rata Share. It is understood and agreed that if Administrative Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or Default, then said counsel shall be selected by Administrative Agent and written notice of the same shall be delivered to Lenders.

         12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other Obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Share of the Obligation).

         12.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default (other than a Default of the types specified in Section 10.1) unless a Responsible Officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         12.5  Limitation of Agents' Liability.

         (a) Exculpation. No Agent nor any of their Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and no Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

         (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent may be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If an Agent requests instructions from Lenders, or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, then such Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may any Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against any Agent as a result of such Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

         (c) Reliance. No Agent is responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of Borrower or PPT and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by such Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by such Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on any collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify each Agent and its Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Share of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents if such Agent and its Representatives are not reimbursed for such amounts by any Company. Although each Agent and its Representatives have the right to be indemnified under this Agreement for its or their own ordinary negligence, each Agent and its Representatives do not have the right to be indemnified under this Agreement for its or their own fraud, gross negligence, or willful misconduct.

         12.6 Default. While a Default exists, Lenders agree to promptly confer in order that the Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the

Required Lenders. In actions with respect to any Company's property, Administrative Agent is acting for the ratable benefit of each Lender.

         12.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         12.8 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among the Credit Parties.

         12.9 Benefits of Agreement. None of the provisions of this Section inure to the benefit of any Company or any other Person except the Credit Parties. Therefore, no Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Credit Party to comply with these provisions.

         12.10 Approval of Lenders.

         (a) All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (x) within thirty (30) days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by the Majority Lenders or all Lenders, and (y) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by the Required Lenders, in each instance, after receipt of the request therefore by Administrative Agent (in either event, the "Lender Reply Period").

         (b) Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

                                   SECTION 13

                                  MISCELLANEOUS

         13.1 Headings. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         13.2 Nonbusiness Days; Time. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurodollar Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand, or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth (5th) Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Document is set forth on Schedule 1.

         13.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agents and their counsel.

         13.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         13.6 Governing Law. Except as expressly provided in a Loan Document, the Governmental Requirements (other than conflict-of-laws provisions) of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         13.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agents, Lenders, and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid, or unenforceable is a material part of this Agreement, such invalid, illegal, or unenforceable provision shall be, to the extent permitted by applicable law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid, or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid, and enforceable.

         13.8 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS CONSOLIDATED AFFILIATES), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,

(d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Consolidated Affiliates) acknowledges that these waivers are a material inducement to Administrative Agent's and each Lender's agreement to enter into a business relationship, that Administrative Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Administrative Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each of its Consolidated Affiliates) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION
13.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         13.9  Amendments, Consents, Conflicts, and Waivers.

         (a) Required Lenders. Unless otherwise specifically provided, the provisions of this Agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower and the Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement.

         (b)   All Lenders. Except as specifically otherwise provided in this
Section 13.9, any amendment to or consent or waiver under this Agreement or any Loan Document that purports to (x) increase the amount or amend the definition of Permitted Redemptions must be by an instrument in writing executed by Borrower and the Majority Lenders, and (y) accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender (other than any Defaulting Lender): (i) extends the scheduled Termination Date; (ii) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (iii) decreases any rate or amount of interest, fees, principal, or other sums payable to Agents or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iv) changes the definition of "Adjusted Property EBITDA," "Approved Costs," "Commitment," "EBITDA Adjustments," "EBITDA Value," "Majority Lenders," "Occupancy Rate," "Required Lenders," "Pro Rata Share," "Total Commitment," or "Unencumbered Property;" (v) increases any one or more Lenders' Commitment; (vi) waives compliance with, amends, or fully or partially releases the PPT Guaranty;
(vii) permits Borrower to assign any of its rights hereunder; (viii) amends
Section 4.1; or (ix) changes this Section 13.9(b) or any other matter specifically requiring the consent of all Lenders under this Agreement.

         (c) Agents. No amendment, modification, consent, or waiver which modifies the rights, duties, or obligations of any Agent shall be effective without the consent of such Agent.

         (d) Conflicts. Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

         (e) Course of Dealing. No course of dealing or any failure or delay by any Credit Party or any of its Representatives with respect to exercising any Right of any Credit Party under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by the Required Lenders or Lenders, as appropriate, to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.10 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and each Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Administrative Agent by each Lender, each Agent, and Borrower, or, in the case only of Lenders, when Administrative Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Administrative Agent a counterpart of this Agreement.

         13.11 Successors and Assigns; Participations.

         (a) Each Loan Document binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation, except as permitted by this Section 13.11.

         (b) Subject to the provisions of this Section and in accordance with applicable law, any Lender having a Commitment equal to or greater than $10,000,000, or if the Total Commitment has been terminated, then Notes having outstanding Principal Debt equal to or greater than $10,000,000, may, in the ordinary course of its commercial banking business, at any time sell to one (1) or more Eligible Assignees (each a "Participant") participating interests in its portion of the Obligation; provided that (i) each such participation is not less than $10,000,000, and (ii) after giving effect to such participation, the Lender granting such participation shall retain a Commitment of at least $10,000,000, or if the Total Commitment has been terminated, then Notes having outstanding principal debt of at least $10,000,000. The selling Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Documents and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with such Lender's Rights and obligations under the Loan Documents. Participants have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to such Lender under Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent the amendment, modification, or waiver extends the due date for payment of any principal, interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any guaranty or collateral, if any, for the Obligation. However, if a Participant is entitled to the benefits of Section 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters described in the previous sentence, then such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

         (c) Subject to the provisions of this section, any Lender having a Commitment equal to or greater than $10,000,000, or if the Total Commitment has been terminated, then Notes having outstanding Principal Debt equal to or greater than $10,000,000, may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Agents, assign all or any part of its Rights and obligations under the Loan Documents to any of its Affiliates (each a "Purchaser"), and (ii) upon the prior written consent of Agents, and so long as no Default or Potential Default exists, Borrower, such consents not to be unreasonably withheld or delayed, assign to any Eligible Assignee (each of which is also a "Purchaser") a proportionate part (not less than $10,000,000 and an integral multiple of $1,000,000) of all or any part of its Rights and obligations under the Loan Documents; provided that unless the Lender granting such assignment is assigning all of its Commitments and Notes hereunder, after giving effect to such assignment, the Lender granting such assignment shall retain a Commitment of at least $10,000,000 (or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt of at least $10,000,000). Notwithstanding the foregoing, each Agent and Documentation Agent shall, at all times prior to its resignation or replacement as an Agent or Documentation Agent, as the case may be, hereunder, retain a minimum Commitment of the lesser of (x) $30,000,000, and (y) ten percent (10%) of the Total Commitment, or if the Total Commitment has been terminated, then Notes having outstanding Principal Debt of at least the lesser of (x) $30,000,000, and (y) ten percent (10%) of the Total Principal Debt. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of Exhibit E. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Administrative Agent and (ii) unless waived by Administrative Agent, payment of a fee of $3,500 from the transferor to Administrative Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders or Administrative Agent shall be required. Upon the consummation of any transfer to a Purchaser under this Section 13.11(c), the then-existing Schedule 1 shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, Administrative Agent shall deliver to Borrower and Lenders an amended Schedule 1 reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Note in the face amount of its respective Commitment following transfer, and, upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this Section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

         (d) Any Lender may at any time, without the consent of Borrower or Administrative Agent, assign all or any part of its Rights under the Loan Documents to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

         (e) No Lender may assign or participate all or any portion of its Rights or obligations under this Agreement to any Company or any Affiliate of any Company.

         13.12 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Borrower's obligations under the Loan Documents remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, then the obligations of Borrower under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

         13.13 Entirety. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY BORROWER AND/OR ANY CREDIT PARTY REPRESENT THE FINAL AGREEMENT AMONG BORROWER AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                  [Remainder of Page Intentionally Left Blank;
                            Signature Pages Follow.]

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


         EXECUTED as of the day and year first mentioned.

                                  PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P. a Delaware limited partnership, as Borrower

                                  By:  PRENTISS PROPERTIES I, INC.,
                                       General Partner

                                       By:  /s/ RICHARD C. BOWER II
                                            -----------------------
                                            Richard C. Bower, II
                                            Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  BANK ONE, NA,
                                  as Administrative Agent and a Lender

                                       By:  /s/ BRADLEY W. LEHL
                                            -------------------
                                            Bradley W. Lehl
                                            Assistant Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  BANK OF AMERICA, N.A.,
                                  as Syndication Agent and a Lender

                                  By: /s/ ANTHONY FERTITTA
                                      --------------------
                                      Anthony Fertitta
                                      Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  DRESDNER BANK AG, NEW YORK BRANCH AND
                                  GRAND CAYMAN BRANCH,
                                  as Documentation Agent and a Lender

                                  By: /s/ MICHAEL SETON
                                      -----------------
                                      Michael Seton
                                      Vice President


                                  By: /s/ DAVID SARNER
                                      ----------------
                                      David Sarner
                                      Assistant Treasurer

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  SOCIETE GENERALE, SOUTHWEST AGENCY,
                                  as a Lender

                                  By: /s/ JEFFREY C. SCHULTZ
                                      ----------------------
                                      Jeffrey C. Schultz
                                      Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  COMMERZBANK A.G., NEW YORK AND GRAND
                                  CAYMAN BRANCHES,
                                  as a Lender

                                  By: /s/ DAVID M. SCHWARZ
                                      --------------------
                                      David M. Schwarz
                                      Vice President


                                  By: /s/ E. MARCUS PERRY
                                      -------------------
                                      E. Marcus Perry
                                      Assistant Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  CRESTAR BANK,
                                  as a Lender

                                  By: /s/ NANCY B. RICHARDS
                                      ---------------------
                                      Nancy B. Richards
                                      Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  MELLON BANK, N.A.,
                                  as a Lender

                                  By: /s/ DAVID W. TETRICK
                                      --------------------
                                      David W. Tetrick
                                      Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  UNION BANK OF CALIFORNIA,
                                  as a Lender

                                  By: /s/ KEVIN JORDAN
                                      ----------------
                                      Kevin Jordan
                                      Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  PNC BANK, NATIONAL ASSOCIATION,
                                  as a Lender

                                  By: /s/ REBECCA SHEERIN
                                      -------------------
                                      Rebecca Sheerin
                                      Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  COMERICA BANK,
                                  as a Lender

                                  By: /s/ SAM MEEHAW
                                      --------------
                                      Sam Meehaw
                                      Assistant Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  SOUTHTRUST BANK, NA
                                  as a Lender

                                  By: /s/ SAM BOROUGHS
                                      ----------------
                                      Sam Boroughs
                                      Assistant Vice President

                       SIGNATURE PAGE TO CREDIT AGREEMENT
             BETWEEN PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                     BANK ONE, NA, AS ADMINISTRATIVE AGENT,
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                                  BAYERISCHE HYPO-UND VEREINSBANK AG, NEW
                                  YORK BRANCH,
                                  as a Lender

                                  By: /s/ CHRISTINE ELEIK
                                      -------------------
                                      Christine Eleik
                                      Associate Director

                                  By: /s/ MEGGAN W. WALSH
                                      -------------------
                                      Meggan W. Walsh
                                      Managing Director